================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                             BOB EVANS FARMS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                              BOB EVANS FARMS, INC.
                                 P.O. Box 07863
                              Columbus, Ohio 43207

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                                          Columbus, Ohio
                                                          Aug. 10, 1998

To the Stockholders of
Bob Evans Farms, Inc.

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Bob Evans Farms, Inc. (the "company") will be held at The Shelter House, Bob Evans Farm, Rio Grande, Ohio (approximately 12 miles north of Gallipolis, Ohio, on State Route No. 588) on Monday, Sept. 14, 1998, at 4 p.m., Eastern Daylight Time, for the following purposes:


(1) To elect three directors to serve for terms of three years each.

(2) To consider the reports to be laid before the annual meeting or any adjournment(s) thereof.

(3) To consider and vote upon a proposal to approve the Bob Evans Farms, Inc. 1998 Stock Option and Incentive Plan.

(4) To consider and
vote upon a stockholder proposal regarding the sale or merger of the company.

(5) To consider and vote upon a stockholder proposal to declassify the company's board of directors.

(6) To transact such other business as may properly come before the annual meeting or any adjournment(s) thereof.

There will be a social hour beginning at 3 p.m., Eastern Daylight Time, when soft drinks and sandwiches will be served. We are hoping you will take this opportunity to become acquainted with the officers and directors of your company.

Stockholders of record at the close of business on July 17, 1998, will be entitled to receive notice of and to vote at the annual meeting and any adjournment(s) thereof.

                                           By Order of the Board
                                           of Directors,

                                           /s/ Daniel E. Evans

                                           Daniel E. Evans
                                           CHAIRMAN OF THE BOARD AND
                                           CHIEF EXECUTIVE OFFICER

                              BOB EVANS FARMS, INC.
               P.O. Box 07863, Columbus, Ohio 43207 (614) 491-2225

Aug. 10, 1998

                                 PROXY STATEMENT

This proxy statement and the accompanying proxy are being mailed on or about Aug. 10, 1998, to all stockholders of Bob Evans Farms, Inc. (the "company") of record at the close of business on July 17, 1998, in connection with the solicitation of proxies by the board of directors of the company for use at the annual meeting of stockholders scheduled to be held on Monday, Sept. 14, 1998, or at any adjournment(s) thereof. The annual meeting will be held at 4 p.m., Eastern Daylight Time, at The Shelter House, Bob Evans Farm, Rio Grande, Ohio (approximately 12 miles north of Gallipolis, Ohio, on State Route 588).

A proxy for use at the annual meeting accompanies this proxy statement and is solicited by the board of directors of the company. Stockholders of the company may use their proxies if they are unable to attend the annual meeting in person or wish to have their shares of common stock, par value $.01 per share, voted by proxy even if they do attend the annual meeting. Without affecting any vote previously taken, any stockholder executing a proxy may revoke it at any time before it is voted by filing with the secretary of the company, at the address of the company set forth on the cover page of this proxy statement, written notice of such revocation; by executing a later-dated proxy which is received by the company prior to the annual meeting; or by attending the annual meeting and giving notice of such revocation in person. ATTENDANCE AT THE ANNUAL MEETING WILL NOT, IN AND OF ITSELF, CONSTITUTE REVOCATION OF A PROXY.

The company will bear the costs of preparing and mailing this proxy statement, the accompanying proxy and any other related materials and all other costs incurred in connection with the solicitation of proxies on behalf of the board of directors. Officers and employees of the company may solicit proxies by further mailing, by telephone or by personal contact without receiving any additional compensation therefor. The company will also pay the standard charges and expenses of brokerage houses, voting trustees, banks, associations and other custodians, nominees and fiduciaries, who are record holders of common shares of the company not beneficially owned by them, for forwarding such materials to, and obtaining proxies from, the beneficial owners of such common shares.

The annual report of the company for the fiscal year ended April 24, 1998 (the "1998 fiscal year"), including financial statements, is enclosed with this proxy statement.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Only stockholders of record at the close of business on July 17, 1998, are entitled to receive notice of, and to vote at, the annual meeting or any adjournment(s) thereof. At July 17, 1998, the company had outstanding 41,664,056 common shares entitled to vote at the annual meeting. The holders of common shares entitling them to exercise a majority of the voting power of the company will constitute a quorum for the annual meeting. Each common share entitles the holder thereof to one vote upon each matter to be voted upon by stockholders at the annual meeting.

Under the rules of the Securities and Exchange Commission (the "SEC"), boxes and a designated blank space are provided on the form of proxy for stockholders to mark if they wish either to abstain on a proposal presented for stockholder approval or to withhold authority to vote for one or more nominees for election as a director of the company. In accordance with Delaware law and the company's bylaws, common shares of the company as to which the authority to vote is withheld will be counted for quorum purposes but will not be counted toward the election of directors or toward the election of the individual nominees specified on the form of proxy. Abstentions are counted as present for quorum purposes; however, the effect of an abstention on any matter to be voted upon by the stockholders of the company at the annual meeting will be the same as a "no" vote.

The election of directors is considered a "discretionary" item upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions by the 10th day before the annual meeting. However, the remaining proposals to be voted upon by the stockholders of the company at the annual meeting are "non-discretionary," and brokers who have received no instructions from their clients do not have discretion to vote on these items. Such "broker non-votes" will not be considered as votes entitled to be cast in determining the outcome of such proposals.


The following table sets forth certain information with respect to the only holder known to the company to be the beneficial owner of more than five percent (5%) of the outstanding common shares of the company.

NAME AND ADDRESS                     AMOUNT AND NATURE
OF BENEFICIAL OWNER                OF BENEFICIAL OWNERSHIP       PERCENT OF CLASS (1)

Ariel Capital Management, Inc.              2,284,355 (2)              5.483
307 North Michigan Ave.
Chicago, Ill. 60601

(1) The percent of class is based upon 41,664,056 common shares outstanding on July 17, 1998.

(2) Based on information contained in a schedule 13G filing with the Securities and Exchange Commission, dated Jan. 13, 1998, Ariel Capital Management, Inc. ("Ariel"), a registered investment adviser, beneficially owns 2,284,355 common shares (all of which are owned by its investment advisory clients). That filing shows Ariel has sole voting power over 2,126,389 common shares, shared voting power over 30,300 common shares and sole investment power over 2,284,355 common shares. John W. Rogers Jr., president and principal shareholder of Ariel, has disclaimed beneficial ownership of the common shares of the company held by Ariel.

The following table sets forth certain information with respect to the company's common shares beneficially owned by each of the nominees for election as a director of the company, by each of the continuing directors of the company, by each of the executive officers of the company named in the summary compensation table (page 8) and by all directors and executive officers of the company as a group, as of July 17, 1998:

                                    AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP (1)
                                    ---------------------------------------------
                                             COMMON SHARES WHICH
                                              CAN BE ACQUIRED
NAME OF BENEFICIAL                            UPON EXERCISE OF
OWNER OR NUMBER OF        COMMON SHARES      OPTIONS EXERCISABLE                              PERCENT  OF
PERSONS IN GROUP          PRESENTLY HELD       WITHIN 60 DAYS                TOTAL           CLASS (2)
-------------------------------------------------------------------------------------------------------
Larry C. Corbin(3)           33,625                 39,310                 72,935                (4)
Daniel E. Evans(3)          547,887(5)             140,320                688,207               1.7%
Daniel A. Fronk              22,504(6)               3,081                 25,585                (4)
Michael J. Gasser             1,295                  2,054                  3,349                (4)
E.W. Bill Ingram III            795                   -0-                   795                  (4)
Cheryl L. Krueger             1,112                  3,081                  4,193                (4)
G. Robert Lucas              5,008(7)                3,081                  8,089                (4)
Stewart K. Owens(3)         211,382                 19,717                231,099                (4)
Robert E.H. Rabold            1,808                  8,214                 10,022                (4)
Roger D. Williams(3)         30,030                 12,484                 42,514                (4)
Donald J. Radkoski(3)         8,445(8)              11,850                 20,295                (4)

All directors and
  executive officers
  as a group
  (14 persons)              901,332(9)             277,488              1,178,820               2.8%

---------------------------------------------------

(1) Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to all of the common shares reflected in the table. All fractional common shares have been rounded to the nearest whole common share.

(2) The percent of class is based upon the sum of 41,664,056 common shares outstanding on July 17, 1998, and includes the number of common shares as to which the named person has the right to acquire beneficial ownership upon the exercise of stock options exercisable within 60 days of July 17, 1998.

(3) Executive officer of the company named in the summary compensation table.

(4) Represents ownership of less than 1% of the outstanding common shares of the company.

(5) Includes 53,969 common shares held by the wife of Mr. Evans; 232,486 common shares held in the Daniel E. Evans Trust, whereby he serves as trustee and exercises sole voting and investment power; and 37,226 common shares held by Evans Enterprises, Inc. In his capacity as chairman, chief executive officer and sole shareholder of Evans Enterprises, Inc., Mr. Evans may be deemed to have sole voting and investment power with respect to the common shares held by that corporation.

(6) Includes 5,133 common shares held in the Josephine A. Fronk Trust with respect to which Mr. Fronk serves as trustee and exercises sole voting and investment power.

(7) Includes 3,387 common shares held by Mr. Lucas in a KEOGH plan for the benefit of Mr. Lucas and 400 common shares held in the William B. Lucas Trust with respect to which Mr. Lucas serves as trustee and exercises sole voting and investment power.

(8) Includes 21 common shares held by Mr. Radkoski as custodian for the benefit of his son and 14 common shares held by Mr. Radkoski as custodian for the benefit of his daughter.

(9) Includes common shares held by the spouses of certain executive officers and directors, common shares held by the custodians for the children of certain executive officers and directors and common shares held by certain executive officers and directors in their capacities as trustees of certain trusts. See notes (5) through (8).

                              ELECTION OF DIRECTORS

Directors of the company are elected at the annual meeting. There are currently nine members of the board of directors. Pursuant to the bylaws of the company, the directors have been divided into three classes of three directors each. Class I directors currently serve until the annual meeting in 1999, class II directors currently serve until the annual meeting in 2000, and class III directors currently serve until the annual meeting in 1998. At the annual meeting, three class III directors will be elected for three-year terms.

Pursuant to the recommendation of the nominating committee, the board of directors has designated the three nominees listed below for election as class III directors of the company for terms expiring in 2001. The common shares represented by the enclosed proxy, if returned duly executed and not properly revoked, will be voted as specified thereon, or if no instructions are given, for the board's nominees; however, the persons designated as proxies reserve full discretion to vote the common shares represented by the proxies for the election of the remaining nominees and any substitute nominee(s) designated by the board in the event the nominee who would otherwise receive the votes is unavailable or unable to serve as a candidate for election as a director. The board of directors has no reason to believe that any of the nominees will be unavailable or unable to serve if elected to the board.

Under Delaware law and the company's bylaws, the three nominees for election as class III directors receiving the greatest number of votes will be elected as class III directors.

The following table sets forth the nominees for election to the board of directors, the directors of the company whose terms in office will continue after the annual meeting, and certain information with respect to each nominee and each director. Unless otherwise indicated, each person has held his or her principal occupation for more than five years. THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF ALL NOMINEES LISTED BELOW.

 NAME, AGE AND YEAR BECAME DIRECTOR;                                   PRINCIPAL OCCUPATION FOR PAST
POSITION AND OFFICES WITH THE COMPANY                                 FIVE YEARS AND OTHER INFORMATION

                               NOMINEES - TERMS TO EXPIRE IN 2001 (CLASS III)

Daniel E. Evans, age 61; Chairman of the Board,             Chairman of the Board, Chief Executive Officer and
Chief Executive Officer and Secretary of the                Secretary of the company, since 1971.
company; Director since 1957.
                                                            Chairman of the Board and Chief Executive Officer
Michael J. Gasser, age 47; Director since 1997.             of Greif Bros. Corporation, a manufacturer of
                                                            shipping containers and containerboard, Delaware,
                                                            Ohio, since 1994; Vice Chairman and Chief
                                                            Operating Officer in 1994; and Vice President from
                                                            1988 to 1994; in each case of Greif Bros.
                                                            Corporation. (1)

E.W. (Bill) Ingram III, age 47; Director since 1998.        President and Chief Executive Officer of White
                                                            Castle System, Inc., a quick-service hamburger
                                                            chain, Columbus, Ohio, since 1979. (2)

                              CONTINUING DIRECTORS - TERMS TO EXPIRE IN 1999 (CLASS I)

Daniel A. Fronk, age 62; Director since 1981.               Retired businessman since January 1998; Senior
                                                            Executive Vice President and Board Member of The
                                                            Ohio Company, an investment banking firm,
                                                            Columbus, Ohio, from 1988 to December 1997. (3)

Cheryl L. Krueger, age 46; Director since 1993.             President and Chief Executive Officer of Cheryl &
                                                            Co., a manufacturer and retailer of gourmet foods
                                                            and gifts, Columbus, Ohio. (4)

G. Robert Lucas, age 54; Director since 1986.               Senior Vice President, General Counsel and
                                                            Secretary, The Scotts Company, a manufacturer of
                                                            lawn and garden products since May 1997; Partner
                                                            in Vorys, Sater, Seymour and Pease LLP, Attorneys
                                                            at Law, Columbus, Ohio, from 1990 to April 1997.
                                                            (5) 5 Daniel A. Fronk, age 62; Director since
                                                            1981.


                             CONTINUING DIRECTORS - TERMS TO EXPIRE IN 2000 (CLASS II)

Larry C. Corbin, age 56; Executive Vice President           Executive Vice President - Restaurant Division
- Restaurant Division of the company; Director              since 1995; Senior Group Vice President -
since 1981.                                                 Restaurant Operations Group from 1994 to 1995;
                                                            Group Vice President - Business Development from
                                                            1990 to 1993; in each case of the company.


Stewart K. Owens, age 43; President and Chief               President and Chief Operating Officer of the
Operating Officer of the company; Director since            company since 1995. Executive Vice President and
1987.                                                       Chief Operating Officer from 1994 to 1995; and
                                                            Group Vice President Food Products Group from 1990
                                                            to 1993, in each case of the company. President
                                                            and Chief Operating Officer of Owens Country
                                                            Sausage, Inc., a subsidiary of the company, from
                                                            1984 to 1996.


Robert E.H. Rabold, age 59; Director since 1994.            Chairman, President and Chief Executive Officer of
                                                            Motorists Mutual-American Hardware Insurance
                                                            Group, Columbus, Ohio, since 1993.

(1) Greif Bros. Corporation manufactures containerboard purchased by the company and is expected to continue to do so.

(2) Mr. Ingram was appointed by the board of directors of the company on May 15, 1998, to fill the vacancy created by the retirement of Robert S. Wood.

(3) The Ohio Company has, from time to time, rendered various investment banking and brokerage services to the company and is expected to continue to do so.

(4) Cheryl & Co. rendered various food products for the company and is expected to continue to do so.

(5) Vorys, Sater, Seymour and Pease LLP provides counsel to the company. It rendered legal services to the company during the company's 1998 fiscal year, and continues to do so.

Daniel E. Evans, a director of The Sherwin-Williams Company and National City Corporation, and Michael J. Gasser, a director of Greif Bros. Corporation, are the only directors who are also directors of any other company with a class of securities registered pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or which is otherwise subject to the reporting requirements of the Exchange Act, or any company registered as an investment company under the Investment Company Act of 1940.

The company's board of directors has standing audit, compensation and nominating committees.

The audit committee consists of Daniel A. Fronk, Michael J. Gasser, G. Robert Lucas and Robert E.H. Rabold. The audit committee reviews the services performed and to be performed by the company's principal accountant, the cost of such services and the financial statements of the company. The audit committee met three times during the 1998 fiscal year.

The compensation committee (formerly known as the compensation/stock option committee), consisting of Daniel A. Fronk, Cheryl L. Krueger, G. Robert Lucas and Robert E.H. Rabold, reviews and recommends to the board of directors of the company the salaries, bonuses and other compensation to be paid to executive officers of the company. This committee also administers the company's stock option plans pursuant to which employee stock options are granted, selects and nominates for selection those eligible employees who may participate in each stock option plan (where selection is required) and prescribes the terms of any stock options granted under the stock option plans. The compensation committee met five times during the 1998 fiscal year.

On Oct. 31, 1997, the board of directors of the company established the company's nominating committee. The purpose of the nominating committee is to identify and recommend to the board of directors nominees for election or re-election to the board of directors of the company. The nominating committee currently consists of the following members of the company's board of directors:
Stewart K. Owens, Daniel A. Fronk, Michael J. Gasser and Cheryl L. Krueger. The nominating committee met one time during the 1998 fiscal year.

In connection with the establishment of the nominating committee, on Oct. 31, 1997, pursuant to the authority vested in the board of directors of the company under article seventh of the Amended Certificate of Incorporation of the company, the board of directors amended the bylaws of the company to establish a procedure for the nomination of directors by the stockholders of the company. Pursuant to new section 4 of article III of the amended bylaws of the company, nominations of persons for election to the board of directors may be made at a meeting of stockholders (a) by or at the direction of the board of directors of the company or (b) by any stockholder of the company who (i) is a stockholder of record as of the record date for the meeting of stockholders, (ii) is entitled to vote for the election of directors at such meeting and (iii) complies with the notice procedures set forth below. Stockholder nominations must be made pursuant to timely notice in writing to the secretary of the company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the company not less than 60 nor more than 90 days prior to the applicable stockholders' meeting; however, if less than 70 days' notice or prior public disclosure of the date of the stockholders' meeting is given or made to stockholders, notice by the stockholder must be received by the company not later than the close of business on the 10th day following the day on which such notice of the date of the stockholders' meeting or such public disclosure was made. A stockholder's notice must set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice, (i) the name and address, as they appear on the company's books, of such stockholder and (ii) the class and number of common shares of the company which are beneficially owned by such stockholder. Any director nomination by a stockholder of the company which does not meet the requirements of new section 4 of article III of the amended bylaws of the company will be invalid.

The board of directors of the company held a total of four meetings during the 1998 fiscal year. None of the directors attended fewer than 75% of the aggregate of the total number of board meetings and the total number of meetings held by the committees of the board on which he or she served during the period he or she served.

                     REPORT OF THE COMPENSATION COMMITTEE OF
                THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THIS REPORT AND THE GRAPH SET FORTH ON PAGE 11 SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

This report on the compensation paid to executive officers of the company was prepared by the compensation committee of the board of directors. The compensation committee is composed entirely of independent outside directors. During the 1998 fiscal year, the company's compensation policies for its executive officers were administered by the compensation committee. The compensation committee recommends to the board of directors the salaries and bonuses of the executive officers and administers the plans pursuant to which longer term incentives are granted.

OVERALL PHILOSOPHY

The compensation policies administered by the compensation committee are intended to enhance the financial performance of the company by aligning the financial interests of the company's executive officers with those of its stockholders. In addition, the compensation committee believes that its policies must allow the company to attract and retain outstanding executives to lead the company in the competitive environment in which it operates.

In furtherance of these key objectives, the company has adopted a total compensation system which is intended to provide executive officers with a competitive salary, while at the same time emphasizing a performance based bonus and long-term incentive component of total compensation. All management employees of the company (including the five executive officers named in the summary compensation table) have been placed in one of 18 pay grades, each pay grade being commensurate with the duties undertaken by each such employee. Each pay grade is assigned a minimum, midpoint and maximum salary range as well as a minimum, midpoint and maximum total compensation range. The dollar amounts comprising the minimum, midpoint and maximum ranges were derived by company personnel, working with executive compensation consultants, from comparisons to companies in similar lines of business with the company as published in compensation surveys. In addition, the salary and bonus components of executive compensation are reviewed for competitiveness in relation to a group of companies in the restaurant and food products businesses by members of the human resources group of the company and by independent consultants specializing in executive compensation.

BASE SALARY

The compensation committee makes its base salary recommendations based upon its assessment of the performance of executive officers, the performance of the company and comparative data of peer companies within the company's lines of business. The compensation committee does not give specific weighting or apply specific formulae to any of these factors but rather analyzes the executive's performance and value to the company as a whole.

In May of 1997, the compensation committee met to review the factors described above with respect to each executive officer and to review the salaries being paid to the executive officers of the company. At that meeting, the compensation committee decided to increase in the salaries of the executive officers, including Daniel E. Evans, chairman of the board and chief executive officer, to competitive levels retroactive to the beginning of the 1998 fiscal year. This increase in base salary was adopted by the board of directors.

BONUSES

Bonus awards made to executive officers and other management personnel reflect the compensation committee's philosophy that a significant portion of total compensation should consist of performance based components.

At the beginning of the 1998 fiscal year, written goals were established for each executive officer to be accomplished by him or her during the fiscal year. Different strategic goals were set for each executive officer - some involving overall company performance (such as performance of the common shares, increase in net income, increase in sales and cost savings) and some specific to the performance of the particular executive officer (such as personnel management, financial presentations and community service). At the end of the fiscal year, each executive officer was evaluated based upon his individual performance goals for that year.

Based on these analyses, an initial bonus level was determined for each executive officer. After the initial bonus levels for the executive officers were determined, they were reviewed a final time by the chairman of the board and chief executive officer, who has discretion to recommend increased or decreased bonus amounts for the fiscal year. The chairman's recommendations were then reviewed by the compensation committee, which made its recommendations to the board of directors.

The performance of Daniel E. Evans was evaluated on the same basis as the performance of the other executive officers of the company. That is, goals were set at the beginning of the fiscal year and Mr. Evans was evaluated (by the compensation committee) with respect to each such goal. At the beginning of the 1998 fiscal year, Mr. Evans' bonus for 1998 was targeted at 84.3% of his salary. As a result, if, he attained 100% of his goals and no other subjective factors were considered, his bonus would be 84.3% of his salary for the 1998 fiscal year. His ability to earn more or less than his targeted bonus was predicated on exceeding performance goals previously referred to and subjective factors (to be applied by the compensation committee in its discretion).

At its meeting on May 26, 1998, the compensation committee reviewed the performance goals for Mr. Evans, applied the mathematical formulae to those goals for which such formulae were applicable and subjectively evaluated Mr. Evans' performance in categories not subject to a mathematical formula. This combination of objective and subjective analyses led to the bonus disclosed in the summary compensation table, which was recommended by the compensation committee and adopted by the board of directors.

STOCK OPTION PLANS AND THE ADOPTION OF THE 1998 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

In contrast to salary and bonuses, stock option grants are tied directly to stock price performance. The compensation committee grants incentive stock options ("ISOs") under stockholder-approved stock option plans with an exercise price equal to the market value of the company's common shares on the date of grant. If there is no appreciation in the market value of the company's common shares, the ISOs are valueless.

At the 1992 annual meeting, the stockholders of the company approved the company's Nonqualified Stock Option Plan (the "Nonqualified Plan"). The purpose of the Nonqualified Plan has been to use grants of nonqualified stock options ("NQSOs") to provide benefits earned under the Supplemental Executive Retirement Plan (the "1992 SERP"). The 1992 SERP has been an unfunded plan, the purpose of which has been to retain key employees by providing retirement benefits in excess of benefits available under qualified retirement plans. During the 1998 fiscal year, the compensation committee made grants of NQSOs to executive officers of the company and its subsidiaries in amounts determined to be necessary to satisfy the obligations for benefits accrued under the 1992 SERP during the 1998 fiscal year, given the years of service and level of compensation of each participant. While the exercise price of the NQSOs was less than the market value of the company's common shares on the date of grant, under the principles of the 1992 SERP, benefits under the 1992 SERP would not have reached their actuarially assumed values if the company's common shares had not appreciated at a predetermined rate. Under the 1992 SERP, no future adjustments were to be made and no additional grants of NQSOs were to be made to match actual values of the NQSOs with the assumed value of such NQSOs at the date of grant.

On April 21, 1998, and May 1, 1998, the compensation committee and the board of directors of the company, respectively, adopted and approved the Bob Evans Farms, Inc. 1998 Supplemental Executive Retirement Plan (the "1998 SERP"). Effective as of May 1, 1998, the 1998 SERP superseded and replaced in its entirety the 1992 SERP.

The 1998 SERP is a "top hat" plan under Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and is not intended to qualify under section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The 1998 SERP is a defined contribution plan designed to supplement, through annual company contributions, the retirement benefits of its participants. Employees of the company and its subsidiaries will be eligible to participate in the 1998 SERP only to the extent, and for the period, that they are members of a select group of management or highly compensated employees, as this group is described under sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. Participation in the 1998 SERP is at the discretion of the compensation committee.

Under the 1998 SERP, an annual company contribution is determined, based upon an actuarially determined "target" benefit for each participant. Generally, this target benefit is equal to (a) 55 percent of a participant's average compensation over the five (5) consecutive-year period (in the last 10 years of employment prior to age 62) during which such compensation is the highest, less (b) the participant's benefit under the company's qualified retirement plan derived from company contributions, less (c) 50 percent of the participant's projected Social Security benefit. Each year, upon determination of the company's contribution, a participant in the 1998 SERP may elect to either have the amount of such contribution allocated to an account, in his or her name, under the 1998 SERP, or the participant may elect to receive NQSOs equal in value to the amount of such contribution. If the participant elects to have such contribution credited to an account under the 1998 SERP, such account will be credited with mutual-fund based earnings, each year, until distribution. If the participant elects to receive NQSOs in lieu of an allocation to his or her account under the 1998 SERP, no portion of such contribution shall be credited to any account, on behalf of such participant, under the 1998 SERP. Generally, a participant in the 1998 SERP is entitled to receive a distribution of his or her account upon early retirement (age 55 and 10 or more years of service), normal retirement (age 62), or total and permanent disability (as determined by the company). In addition, in the event of a participant's death while employed by the company, the participant's beneficiary will be entitled to a distribution of such account. Upon a "change in control" (as defined in the 1998 SERP) of the company, a participant's account under the 1998 SERP will immediately become fully vested and non-forfeitable.

Also on April 21, 1998, and May 1, 1998, the compensation committee and the board of directors of the company, respectively, adopted and approved the Bob Evans Farms, Inc. 1998 Stock Option and Incentive Plan (the "1998 Stock Option Plan"). A proposal to the stockholders of the company to adopt the 1998 Stock Option Plan is included in this proxy statement. See "Proposal to Approve the Bob Evans Farms, Inc. 1998 Stock Option and Incentive Plan" at page 12. It is anticipated that the compensation committee will make additional grants of NQSOs from the Nonqualified Plan to provide NQSOs to those participants in the 1998 SERP who elect to receive such options in lieu of contributions to their accounts under the 1998 SERP. In addition, if the 1998 Stock Option Plan is approved by the stockholders of the company, it is anticipated that the compensation committee will make future grants of NQSOs out of the 1998 Stock Option Plan to provide NQSOs to those participants in the 1998 SERP who elect to receive such options in lieu of contributions to their accounts under the 1998 SERP.

In June 1997, the compensation committee approved the grant of ISOs to certain key employees, including the five executive officers named in the summary compensation table. Each ISO was granted at the market value of the company's common shares on the date of grant and is exercisable in 331/3 percent increments beginning one year from date of grant. The number of ISOs granted to each executive officer named in the summary compensation table increased substantially from the number granted in 1993, which was the last time that ISOs were granted to executive officers of the company. The compensation committee felt this increase was justified when it compared the number of ISOs historically granted to executive officers of the company to those granted by other companies of similar size and in similar lines of business.

BOB EVANS FARMS, INC. AND AFFILIATES 401(K) RETIREMENT PLAN

Each of the executive officers participates in the Bob Evans Farms, Inc. and Affiliates 401(k) Retirement Plan (the "401(k) plan"). Following the conclusion of calendar 1997, the board of directors voted to contribute $2,888,580 to the 401(k) plan. Each participant in the 401(k) plan received a pro rata share of this contribution and a pro rata share of forfeitures reallocated to participants (such pro rata share, in each case, based upon such participant's eligible compensation). In addition, each executive officer had the option of contributing up to 6% of his or her compensation (up to a maximum contribution of $9,500) to the 401(k) plan. In cases where participants made voluntary contributions to the 401(k) plan, the company contributed $0.25 for each $1.00 of voluntary contributions (subject to a limitation of 6% of total compensation of each participant making voluntary contributions).

ADOPTION OF THE BOB EVANS FARMS, INC. NONQUALIFIED SALARY DEFERRAL PLAN

On April 21, 1998, and May 1, 1998, the compensation committee and the board of directors of the company, respectively, adopted and approved the Bob Evans Farms, Inc. Nonqualified Salary Deferral Plan (the "Nonqualified Salary Deferral Plan"), to be effective as of Jan. 1, 1999. Like the 1998 SERP, the Nonqualified Salary Deferral Plan is a "top hat" plan under Title I of ERISA and is not intended to qualify under section 401(a) of the Code. The Nonqualified Salary Deferral Plan is a defined contribution plan designed to allow its participants to defer a portion of their current compensation in excess of the maximum amounts permitted under the applicable provisions of the Code with respect to the company's qualified retirement plan. Employees of the company and its subsidiaries will be eligible to participate in the Nonqualified Salary Deferral Plan only to the extent, and for the period, that they are members of a select group of management or highly compensated employees, as this group is described under Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. Participation in the Nonqualified Salary Deferral Plan is at the discretion of the compensation committee.

Under the terms of the Nonqualified Salary Deferral Plan, a participant may elect to defer up to 25 percent of his or her current compensation otherwise payable during the year by the company. To the extent that a participant elects to make such a deferral, an amount will be credited to an account established on the participant's behalf under the Nonqualified Salary Deferral Plan. Each year, such account will be credited with an earnings component to be determined by the compensation committee. Generally, a participant will be eligible to receive a distribution of his or her account under the Nonqualified Salary
Deferral Plan   at his or her retirement, total and permanent disability or other termination of employment with the company and its subsidiaries. In addition, in the event of a participant's death while employed by the company, the participant's beneficiary will be entitled to a distribution of such account.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

Section 162(m) of the Code places certain restrictions on the amount of compensation in excess of $1,000,000 which may be deducted for each executive officer of the company. It is the compensation committee's policy to continually review its compensation plans and to take steps to ensure that compensation paid to its executive officers is deductible by the company.

CONCLUSION

The compensation committee believes that the compensation program outlined in this report and the compensation paid to the executive officers is consistent with the goals and objectives of the company.

SUBMITTED BY:  COMPENSATION COMMITTEE MEMBERS

G. Robert Lucas, chairman, Daniel A. Fronk, Cheryl L. Krueger and Robert E.H. Rabold

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

G. Robert Lucas, who, until April 30, 1997, was a partner in the law firm of Vorys, Sater, Seymour and Pease LLP, which rendered legal services to the company during the company's 1998 fiscal year and continues to do so, serves as a member of the compensation committee of the company's board of directors. Daniel A. Fronk, who until Dec. 31, 1997, was the senior executive vice president and a board member of The Ohio Company, which rendered various investment banking and brokerage services to the company and continues to do so, also serves as a member of the compensation committee. Cheryl L. Krueger, president and chief executive officer of Cheryl & Co., which sold various food products to the company during the company's 1998 fiscal year and continues to do so, also serves as a member of the compensation committee.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

The following table summarizes, for the fiscal years ended April 24, 1998, April 25, 1997, and April 26, 1996, cash compensation paid by the company to, as well as certain other compensation paid or earned for those years by, the company's chief executive officer and the four other most highly compensated executive officers of the company in all capacities in which they served.



                                   SUMMARY COMPENSATION TABLE

                                                                                                       LONG-TERM
                                                                                                      COMPENSATION
                                                      ANNUAL COMPENSATION                                AWARDS
                                                     ---------------------                   ------------------------------
                                                                                             SECURITIES
NAME AND                                                                                     UNDERLYING          ALL OTHER
PRINCIPAL                                   FISCAL         SALARY           BONUS             OPTIONS/         COMPENSATION
POSITION                                     YEAR          ($)(1)            ($)               SARS (#)           ($)(3)
------------------------------------------------------------------------------------------------------------------------

Daniel E. Evans:                             1998         $392,800         $408,672           28,200(2)         $  2,400
  Chairman of the                            1997         $341,319         $245,952                0            $  2,250
  Board, Chief Executive                     1996         $331,727         $298,000            4,770            $  2,250
  Officer and Secretary

Stewart K. Owens:                            1998         $262,451         $262,449           14,150(2)         $  2,400
  President and Chief                        1997         $223,706         $151,158                0            $  2,250
  Operating Officer                          1996         $213,742         $173,000            2,330            $  2,250

Larry C. Corbin:                             1998         $202,800         $213,618           11,050(2)         $  2,400
  Executive Vice President                   1997         $187,384         $132,370                0            $  2,250
  Restaurant Division                        1996         $180,963         $149,500            1,948            $  2,250

Roger D. Williams:                           1998         $190,000         $198,168           11,050(2)         $  2,400
  Executive Vice President                   1997         $175,384         $121,268                0            $  2,250
  Food Products Division                     1996         $168,963         $150,000            2,041            $  2,250

Donald J. Radkoski:                          1998         $175,000         $153,661            9,150(2)         $  2,400
  Group Vice President - Finance             1997         $144,200         $117,852                0            $  2,250
  Group, Treasurer and                       1996         $140,000         $136,500            2,824            $  2,250
  Chief Financial Officer

(1) "Salary" includes directors' fees received by each of Messrs. Evans, Owens and Corbin during the 1998, 1997 and 1996 fiscal years in the amounts of $12,800, $12,000 and $12,000, respectively.
(2) See the table under "Grants of Options."
(3) Includes company contributions to the 401(k) plan during the 1998, 1997 and 1996 fiscal years.


GRANTS OF OPTIONS

The following table sets forth information concerning individual grants of ISOs made during the 1998 fiscal year to each of the named executive officers.

\
                        OPTION GRANTS IN LAST FISCAL YEAR

                                           INDIVIDUAL GRANTS                                                        POTENTIAL
                         ------------------------------------------------------------                       REALIZABLE VALUE AT
                           NUMBER OF           % OF                                                       ASSUMED ANNUAL RATES OF
                          SECURITIES       TOTAL OPTIONS                                                 STOCK PRICE APPRECIATION
                          UNDERLYING        GRANTED TO                                                      FOR OPTION TERM (1)
                            OPTIONS        EMPLOYEES IN      EXERCISE      MARKET      EXPIRATION        -------------------------
NAME                     GRANTED (2)(3)     FISCAL YEAR    PRICE ($/SH)  PRICE ($/SH)     DATE                5%         10%
----------------------------------------------------------------------------------------------------------------------------------
Daniel E. Evans             28,200             7.5%          15.3125       15.3125       6/5/07         $271,565         $688,206
Stewart K. Owens            14,150             3.7%          15.3125       15.3125       6/5/07         $136,264         $345,323
Larry C. Corbin             11,050             2.9%          15.3125       15.3125       6/5/07         $106,411         $269,670
Roger D. Williams           11,050             2.9%          15.3125       15.3125       6/5/07         $106,411         $269,670
Donald J. Radkoski           9,150             2.4%          15.3125       15.3125       6/5/07         $ 88,114         $223,301

----------------------------

(1) The amounts reflected in this table represent certain assumed rates of appreciation only. Actual realized values, if any, on ISOs exercises will be dependent on the actual appreciation in the price of the common shares of the company over the term of the ISOs. There can be no assurances that the potential realizable values reflected in this table will be achieved.

(2) These ISOs were granted on June 5, 1997, and become exercisable in 33-1/3 percent increments beginning one year from the date of grant.

(3) If the company liquidates or dissolves, or is a party to a merger or consolidation in which the company is not the surviving corporation, other than a merger or consolidation involving only a change in the state of incorporation or an internal reorganization not involving a change in underlying ownership, the ISOs become fully exercisable for a period of 30 days prior to the effective date of the transaction and terminate on such effective date. If the executive officer leaves the employment of the company for any reason, including death, the portion of the ISOs then exercisable may be exercised for a period of three months following the termination of employment, subject to the term of the ISOs. Upon the retirement of the holder of the ISOs, these ISOs immediately vest and become exercisable.

OPTION EXERCISES AND HOLDINGS

The following table sets forth certain information with respect to options exercised during the 1998 fiscal year by each of the named executive officers and unexercised options held as of the end of the 1998 fiscal year by such executive officers.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                 NUMBER OF
                             NUMBER OF                      SECURITIES UNDERLYING          VALUE OF UNEXERCISED
                             SECURITIES                     UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                             UNDERLYING                      FISCAL YEAR-END (#)        FISCAL YEAR-END ($)(1)(2)
                              OPTIONS         VALUE       ---------------------------  -----------------------------
NAME                         EXERCISED (#)  REALIZED ($)  EXERCISABLE   UNEXERCISABLE  EXERCISABLE     UNEXERCISABLE
--------------------------------------------------------------------------------------------------------------------
Daniel E. Evans                  -               -         130,920          28,200      $1,239,853      $  139,237
Stewart K. Owens                 -               -          15,000          25,283      $   11,390      $  185,093
Larry C. Corbin                  -               -          33,237          11,050      $  266,260      $   54,559
Roger D. Williams                -               -           8,800          24,971      $   11,000      $  200,174
Donald J. Radkoski               -               -           8,800          15,650      $   11,000      $  110,266

----------------------------------------------
(1) All values are shown pretax and are rounded down to the nearest whole dollar.
(2) Based on the 1998 fiscal year-end closing price of $20.25 per common share.

SEVERANCE ARRANGEMENTS

From February 1989 through September 1990, the company entered into agreements with the five executive officers named in the summary compensation table. These agreements, which are substantially identical, have one-year terms, which are automatically extended for one-year periods unless either party gives notice not to renew, and provide that in the event of the executive officer's termination of employment under certain circumstances during the 36-month period following a "change of control" of the company (the "effective period"), the executive officer will be entitled to certain severance benefits. Prior to such change of control, the executive officer will remain an employee at the will of the company. Each agreement will terminate automatically on the death or retirement of the executive officer to whom it relates, and may be terminated at the option of the company upon disability of the executive officer or for "cause" (as that term is defined in the agreement) or, at the option of the executive officer, for other than "good reason," in all of which cases no additional severance payments, other than accrued compensation and benefits customarily paid to employees in such circumstances, will be due the executive officer.

If the executive officer terminates the agreement during the effective period for "good reason," or, if the company terminates the agreement during such period for any reason other than for "cause" (as that latter term is defined in the agreement) or as a result of the executive officer's death, retirement or disability, the company will be obligated to pay the executive officer his base salary and prorated bonus through the date of the termination and (A) to make a lump-sum payment to the executive officer equal to 2.99 times the average annual compensation (including salary and bonus) which was payable to the executive officer for the five taxable years ending prior to the date on which the change of control occurred; (B) to continue health and life insurance and other employee welfare benefit plans for the executive officer and his family for a period of 36 months following the date of termination; (C) to allow the executive officer to exercise in full any stock options held by the executive officer which were not fully exercisable on the termination date; and (D) to pay to the executive officer in one lump sum in cash, at the executive officer's normal retirement age, an amount equal to the actuarial equivalent of the retirement pension to which the executive officer would have been entitled under such retirement plan had he accumulated 36 additional months of continuous service after the termination date. As of April 24, 1998, the amount of the lump-sum payment to Messrs. Evans, Owens, Corbin, Williams and Radkoski would have been approximately $2,015,585; $1,240,348; $1,042,691; $1,007,484; and
$837,750, respectively. If any portion of the payments and benefits provided for in an agreement would be considered "parachute payments" within the meaning of section 280G(b)(2) of the Code, so as to be nondeductible by the company, then the aggregate present value of all of the amounts and benefits payable to the executive officer to whom such agreement relates will be reduced at the election of the executive officer to the maximum amount which would cause all of the payments and benefits to be deductible by the company.

For purposes of each agreement, the executive officer to whom it relates may terminate his employment for "good reason" during the effective period if his title, duties, responsibilities, compensation or benefits are reduced, if he is required to relocate or if the agreement is breached by the company. A "change of control" is defined to include, among other events, the acquisition by any individual, entity or group of stock entitling such individual, entity or group to exercise 20% or more of the voting power of the company or a change in a majority of the current directors of the company, unless the election or nomination for election of the successor directors was approved by a vote of at least three-quarters of the incumbent directors.

COMPENSATION OF DIRECTORS

Between April 25, 1997, and Aug. 31, 1997, each director who was not a salaried officer of the company received a monthly fee of $2,200 and each director who was a salaried officer of the company received a monthly fee of $1,000. Effective Sept. 1, 1997, the monthly director fees were increased to $2,400 and $1,100 for non-salaried and salaried directors, respectively. If a director did not attend a scheduled meeting of the board of directors during the fiscal year, he or she had $500 deducted from the amount of the monthly fee he or she would have received for the month of such meeting. Each director also was reimbursed for out-of-pocket expenses incurred in attending meetings.

From April 25, 1997, through Jan. 29, 1998, non-salaried directors received an additional fee of $500 for each committee meeting attended. In addition, the chairmen of the audit committee and the compensation committee received an extra fee of $200 per committee meeting attended. Effective Jan. 30, 1998, the board of directors of the company approved an increase in the amount of fees to be received by each nonemployee director for each committee meeting attended to $750, unless the nonemployee director is the chairman of the committee, in which case the nonemployee director receives a fee of $1,000 for each committee meeting attended.

As a result of his appointment to the board of directors of the company on July 17, 1997, Michael J. Gasser was granted 5,133 NQSOs under the provisions of the Bob Evans Farms, Inc. 1989 Stock Option Plan for Nonemployee Directors (the "Nonemployee Directors Plan").

1998 DIRECTORS COMPENSATION PLAN

On April 21, 1998, and May 1, 1998, the compensation committee and the board of directors of the company, respectively, adopted and approved the 1998 Directors Compensation Plan, which became effective on May 1, 1998. Pursuant to the 1998 Directors Compensation Plan, all directors who are employees of the company will receive a monthly director fee of $1,200 in cash. All nonemployee directors will receive a monthly director fee of $1,250 in cash. In addition, as stated above, each nonemployee director will receive a fee of $750 for each committee meeting attended, unless the nonemployee director is the chairman of the committee, in which case the director will receive a fee of $1,000 for each committee meeting attended.

Annually, each nonemployee director will receive common shares of the company with a value equal to $17,000. The number of common shares to be issued to the nonemployee directors each year will be based on the price of the company's common shares on the third business day following the release of annual fiscal year-end earnings.

Under the 1998 Directors Compensation Plan, nonemployee directors will be granted NQSOs annually on the third business day following the release of annual fiscal year-end earnings. The number of NQSOs to be granted to each nonemployee director will be based upon the amount of the nonemployee director's annual retainer (excluding any fees received for attending committee meetings) and the application of the Black-Scholes option pricing model. The Black-Scholes option pricing model is a mathematical formula designed to price options "fairly" based upon certain variables including: (i) the price of the underlying shares, (ii) the exercise price of the option, (iii) the current risk-free interest rate, (iv) the time to expiration of the option and (v) the volatility of the underlying shares. The first four variables are readily obtainable, with volatility being the only variable that has to be estimated. The company will estimate the volatility of the underlying shares based upon the historical volatility of the company's common shares.

For fiscal year 1999, all NQSOs granted to nonemployee directors will be granted out of the Nonemployee Directors Plan. Thereafter, if the 1998 Stock Option Plan is approved by the stockholders of the company, NQSOs granted to the nonemployee directors also will be granted out of the 1998 Stock Option Plan.

The compensation committee, with the approval of the board of directors of the company, may amend the 1998 Directors Compensation Plan from time to time or terminate the 1998 Directors Compensation Plan at any time without the approval of the stockholders of the company.

Pursuant to the terms of the 1998 Directors Compensation Plan, the company will continue to maintain a life insurance policy with a death benefit of $50,000 on behalf of each director of the company. In addition, group health care is available to nonemployee directors at no cost.

                                PERFORMANCE GRAPH

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

The following line graph compares the yearly percentage change in the company's cumulative total stockholder return (as measured by dividing (i) the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the price of the company's common shares at the end and the beginning of the measurement period; by (ii) the price of the common shares at the beginning of the measurement period) against the cumulative total return of the Standard & Poor's 500 Stock Index ("S&P 500") and the weighted average of the NASDAQ Restaurants and Food Manufacturers Indices (Restaurants are weighted 70% and Food Manufacturers 30% to reflect the company's business mix) ("NASDAQ Restaurant/Food Mfg. Index") for the five-year period ended April 24, 1998.

       COMPARISON OF FIVE -YEAR TOTAL RETURN AMONG BOB EVANS FARMS, INC.,
                  S&P 500 AND NASDAQ RESTAURANT/FOOD MFG. INDEX

                         APRIL 30, 1993 - APRIL 24, 1998


                       CUMULATIVE VALUE OF $100 INVESTMENT


                                            4/30/93      4/29/94      4/28/95     4/30/96      4/30/97      4/24/98
--------------------------------------------------------------------------------------------------------------------
Nasdaq Restaurant/Food Mfg. Peer Group      $100.00      $100.02      $ 94.26      $114.12      $100.81      $116.12
S&P 500                                     $100.00      $105.10      $123.60      $161.30      $202.10      $284.60
Bob Evans Farms, Inc.                       $100.00      $121.40      $118.70      $ 92.80      $ 79.90      $124.40

PROPOSAL TO APPROVE THE BOB EVANS FARMS, INC. 1998 STOCK OPTION AND INCENTIVE
PLAN

On April 21, 1998, and May 1, 1998, the compensation committee and the board of directors of the company adopted, respectively, the 1998 Stock Option Plan. The purpose of the 1998 Stock Option Plan is to attract and retain outstanding individuals as directors (both employee directors and nonemployee directors) and officers and other key employees of the company and its subsidiaries and to furnish incentives to such persons by providing them opportunities to acquire common shares of the company. The 1998 Stock Option Plan is designed to permit the company to provide several different forms of benefits to meet competitive conditions and the particular circumstances of the individuals who may be eligible to receive such benefits. To accomplish this purpose, the 1998 Stock Option Plan authorizes the grant of ISOs, as defined in section 422 of the Code, and NQSOs (ISOs and NQSOs are herein referred to collectively as "Stock Options"), stock appreciation rights ("SARs"), restricted stock awards ("Restricted Stock Awards") and performance share awards ("Performance Share Awards") (Stock Options, SARs, Restricted Stock Awards and Performance Share Awards are herein referred to collectively as "Awards").

The company maintains various stock option and compensation plans (the "Plans") under which options and other awards may be granted to directors (both employee and nonemployee directors) and officers and other key employees of the company and its subsidiaries. As of July 17, 1998, a total of 762,698 common shares of the company remained available for the grant of options and other awards under the Plans. The compensation committee and the board of directors of the company believe that the number of common shares remaining available for the grant of options and other awards under the Plans is not sufficient to satisfy grants of options and other awards which the company expects to make over the next several years. The board of directors also believes that the company should have the flexibility to grant other types of awards to meet competitive conditions and the particular circumstances of the individuals who may be eligible to receive awards. For these reasons, the compensation committee and the board of directors of the company are recommending the adoption of the 1998 Stock Option Plan, which will make an additional 5,000,000 common shares of the company available for the grant of Awards. The 5,000,000 common shares to be reserved for issuance under the 1998 Stock Option Plan are equal to approximately 12 percent of the company's outstanding common shares as of July 17, 1998. On July 17, 1998, the closing sale price of the company's common shares on The Nasdaq National Market was $20.125.

Directors (both employee directors and nonemployee directors) and officers and other key employees of the company and its subsidiaries selected by the compensation committee (collectively, the "Participants") will be eligible to receive Awards under the 1998 Stock Option Plan. As of the date of this Proxy Statement, no determination has been made regarding the identity of the Participants to whom Awards may be made under the 1998 Stock Option Plan or the number and type of Awards that will be made to any such Participant, except for nonemployee directors who will be granted NQSOs out of the 1998 Stock Option Plan pursuant to the terms of the 1998 Directors Compensation Plan if the 1998 Stock Option Plan is approved by the stockholders of the company. The company estimates that approximately 1,200 Participants will be eligible to receive Awards under the 1998 Stock Option Plan.

The common shares covered by the 1998 Stock Option Plan may be either newly issued or treasury shares. If there is a lapse, expiration, termination or cancellation of any Award granted under the 1998 Stock Option Plan without the issuance of common shares or payment of cash thereunder, or if common shares are issued under any Award and thereafter are re-acquired by the company pursuant to rights reserved upon the issuance thereof, in each case so long as the holder thereof has not received any benefits of ownership of such common shares, the common shares subject to or reserved for such Award may again be used for new Awards under the 1998 Stock Option Plan. During any calendar year, no Participant shall be granted Awards under the 1998 Stock Option Plan covering, in the aggregate, more than 300,000 common shares of the company and no Participant shall be granted stock options covering, in the aggregate, more than 250,000 common shares of the company.

The following summary of certain provisions of the 1998 Stock Option Plan is qualified in its entirety by reference to the copy of the 1998 Stock Option Plan attached to this proxy statement as Exhibit A.

ADMINISTRATION

The 1998 Stock Option Plan will be administered by the compensation committee of the board of directors of the company. None of the members of the compensation committee is an officer or employee of the company or of any of its subsidiaries. The compensation committee will grant Awards under the 1998 Stock Option Plan, interpret the 1998 Stock Option Plan and make all determinations necessary for the administration of the 1998 Stock Option Plan.

It is the intention of the compensation committee to make no decisions with respect to the granting of Awards under the 1998 Stock Option Plan until after the 1998 Stock Option Plan has been approved by the stockholders. Because the granting of Awards is at the sole discretion of the compensation committee, the identity of the persons to whom Awards may be granted and the number of common shares which may be allocated to any specific individual are not presently determinable, except that nonemployee directors will be granted NQSOs out of the 1998 Stock Option Plan pursuant to the terms of the 1998 Directors Compensation Plan if the 1998 Stock Option Plan is approved by the stockholders of the company.

DURATION

Any grant of an Award under the 1998 Stock Option Plan must be made on or before April 30, 2008.

ADJUSTMENTS

The 1998 Stock Option Plan provides for adjustment in the number of common shares reserved for issuance under the 1998 Stock Option Plan and in the number and exercise price of common shares covered by each outstanding Award in the event of a stock dividend or stock split and for continuation of Awards or other equitable adjustments in the event of changes in the common shares resulting from a reorganization, sale, merger, consolidation or similar occurrence.

TERMS OF AWARDS

STOCK OPTIONS
-------------

The option exercise price of each ISO granted under the 1998 Stock Option Plan will be determined by the compensation committee and may not be less than 100 percent of the fair market value of the company's common shares on the date of grant. Fair market value is defined under the 1998 Stock Option Plan as the last reported sales price of the company's common shares on the relevant date, as reported in The Nasdaq National Market. The period during which any ISO may be exercised will be determined by the compensation committee, but no ISO may be exercised after the expiration of 10 years from the date it is granted. The option exercise price and the duration during which any NQSO granted under the 1998 Stock Option Plan may be exercised will be determined by the compensation committee in its discretion. Upon the retirement of a participant, all Stock Options held by such participant will immediately vest and become exercisable.

Only employees of the company selected by the compensation committee of the board of directors will be eligible to receive ISOs (the "Key Employees"). Under the 1998 Stock Option Plan, no Key Employee will be granted an ISO if, at the time of grant, such Key Employee owns of record and beneficially common shares representing more than 10 percent of the total combined voting power of all classes of stock of the company unless the option exercise price is at least 110 percent of the fair market value of the common shares covered by the ISO on the date of grant and the option term does not exceed five years. No Key Employee may be granted ISOs under the 1998 Stock Option Plan if it would cause the aggregate fair market value (determined as of the date an ISO is granted) of the common shares with respect to which ISOs are exercisable for the first time by such Key Employee during any calendar year under the 1998 Stock Option Plan and all other stock option plans maintained by the company and its subsidiaries to exceed $100,000.

EXERCISE OF STOCK OPTIONS
-------------------------

The compensation committee may provide for the payment of the option exercise price of common shares subject to a Stock Option in cash, by delivery of already-owned common shares of the company having a fair market value equal to the option exercise price of such common shares, or by delivery of an exercise notice accompanied by a copy of irrevocable instructions to a broker to deliver promptly to the company sale or loan proceeds to pay the option exercise price. Unless specified otherwise in any stock option agreement, the number of common shares under each Stock Option which may be purchased in any one year ending on an anniversary date of the grant of the Stock Option shall be the total number of common shares subject to the Stock Option divided by the number of years constituting the term of the Stock Option; provided however, that if a Participant does not purchase in any one option year the full number of common shares to which he or she is then entitled, the Participant may purchase those common shares in any subsequent year during the term of the Stock Option. The 1998 Stock Option Plan contains special rules governing the time of exercise and termination of Stock Options and SARs in cases of retirement, death, disability or other termination of employment or service. The 1998 Stock Option Plan provides that, upon the occurrence of a "change in control" (as defined in the 1998 Stock Option Plan) or the "retirement" (as defined in the 1998 Stock Option
Plan) of the applicable Participant, all Stock Options (whether or not then exercisable) will become fully exercisable as of the date of the change in control or retirement. The 1998 Stock Option Plan also provides that an ISO which is not exercised by a Participant prior to 90 days after the date of such Participant's retirement, automatically converts into a NQSO and will be exercisable for the original term of the Stock Option.

SARS
----

Under the 1998 Stock Option Plan, the compensation committee has the discretion to grant SARs to Participants at the same time that such Participants are awarded Stock Options. Each SAR must relate to a specific Stock Option and must be awarded to a Participant concurrently with the grant of such Stock Option. The number of SARs granted to a Participant shall be equal to a percentage of the number of common shares of the company that the Participant is entitled to receive pursuant to the corresponding Stock Option. Because each SAR is granted in tandem with a Stock Option, the exercise by a Participant of all or a portion of any Stock Options will cause an equal exercise of the same proportion of SARs relating to such Stock Option.

Each SAR will entitle the applicable Participant to the excess of the fair market value of a single common share of the company on the exercise date over the fair market value of a single common share on the date the SAR is granted. The total appreciation available to a Participant from any exercise of SARs will be equal to the number of SARs being exercised times the amount of appreciation per SAR and will be paid in a single lump sum payment in cash.

The company does not currently anticipate that the compensation committee will grant any SARs to Participants during the 1999 fiscal year.

RESTRICTED STOCK
----------------

Restricted Stock Awards may be granted to Participants with terms and conditions as determined at the discretion of the compensation committee including, without limitation, the price of the Restricted Stock Awards, restrictions on the sale or other disposition of the underlying common shares and rights of the company to re-acquire any such common shares upon termination of the applicable Participant's employment or service with the company or a subsidiary.

PERFORMANCE SHARE AWARDS
------------------------

The compensation committee may grant Performance Share Awards under which payment may be made in common shares, cash or a combination of common shares and cash if the performance of the company or any subsidiary of the company selected by the compensation committee meets certain goals established by the compensation committee. The compensation committee will determine the performance goals (which may include earnings per share, return on stockholders' equity, return on assets, net income or any other financial or other measure established by the compensation committee), the length of a performance period, the maximum payment value of a Performance Share Award and the minimum performance required before a payment will be made. The compensation committee may revise the goals and the computation of payment to account for unforeseen events which occur during a performance period and which have a substantial effect on the performance of the company or subsidiary.

In order to receive payment under a Performance Share Award, the holder thereof must remain in the employment or service of the company or a subsidiary until the completion of the performance period, except that the compensation committee may provide complete or partial exemptions to that requirement as it deems equitable.

TRANSFERABILITY OF AWARDS
-------------------------

Each Award granted under the 1998 Stock Option Plan will not be transferable other than by will or the laws of descent and distribution, and Stock Options will be exercisable, during a Participant's lifetime, only by the Participant or the Participant's guardian or legal representative.

AMENDMENTS AND DISCONTINUANCE
-----------------------------

The compensation committee, with the approval of the board of directors of the company, may amend the 1998 Stock Option Plan from time to time or terminate the 1998 Stock Option Plan at any time without the approval of the stockholders of the Company, except as such stockholder approval may be required (a) to satisfy the requirements of rule 16b-3 under the Exchange Act, (b) to satisfy applicable requirements of the Code or (c) to satisfy applicable requirements of any national securities exchange on which any of the company's equity securities may then be listed or of The Nasdaq National Market. No such action may, without the consent of the applicable Participant, reduce the amount of any existing Award of such Participant or adversely change the terms and conditions thereof.

The terms and conditions applicable to any outstanding Award may at any time be amended, modified or canceled, without stockholder approval, by mutual agreement between the compensation committee and the applicable Participant so long as stockholder approval of such amendment, modification or cancellation is not required to satisfy the requirements of rule 16b-3 under the Exchange Act, to satisfy applicable provisions of the Code or to satisfy any applicable requirements of any stock exchange on which any of the company's equity securities are then listed or of The Nasdaq National Market. The compensation committee may, at any time and in its sole discretion, declare any or all Stock Options then outstanding under the 1998 Stock Option Plan to be exercisable, whether or not such Stock Options are then otherwise exercisable.

FEDERAL INCOME TAX CONSEQUENCES
-------------------------------

Based on current provisions of the Code and the existing regulations thereunder, the anticipated federal income tax consequences in respect of the Awards granted under the 1998 Stock Option Plan are as described below. The following discussion is not intended to be a complete statement of applicable law and is based upon the federal income tax laws as in effect on the date hereof.

ISOs
----

In general, a participant who is granted an ISO does not recognize taxable income either on the date of grant or on the date of exercise, except that upon the exercise of an ISO, the difference between the fair market value of the common shares of the company received and the option price is a tax preference item potentially subject to the alternative minimum tax. However, on the later sale or other disposition of the common shares, generally only the difference between the fair market value of the common shares on the exercise date and the amount realized on the sale or disposition is includable in alternative minimum taxable income.

Upon disposition of common shares acquired from exercise of an ISO, capital gain or loss is generally recognized in an amount equal to the difference between the amount realized on the sale or disposition and the exercise price. However, if the Participant disposes of the common shares within two years of the date of grant or within one year from the date of the issuance of the common shares to the participant (a "Disqualifying Disposition"), then the Participant will recognize ordinary income, as opposed to capital gain, at the time of disposition. In general, the amount of ordinary income recognized will be equal to the lesser of (i) the amount of gain realized on the disposition, or (ii) the difference between the fair market value of the common shares received on the date of exercise and the exercise price. Any remaining gain or loss is treated as a short-term, mid-term or long-term capital gain or loss, depending upon the period of time the common shares have been held.

The company is not entitled to a tax deduction upon either the exercise of an ISO or the disposition of common shares acquired pursuant to such exercise, except to the extent that the Participant recognizes ordinary income in a Disqualifying Disposition.

If the holder of an ISO pays the exercise price, in whole or in part, with previously acquired common shares, the exchange should not effect the ISO tax treatment of the exercise. Upon such exchange, and except for Disqualifying Dispositions, no gain or loss is recognized by the participant upon the delivery of the previously acquired common shares to the company for the payment of the exercise price. The common shares received by the Participant, equal in number to the previously acquired common shares exchanged therefor, will have the same basis and holding period for capital gain purposes as the previously acquired common shares. The Participant, however, will not be able to utilize the prior holding period for the purpose of satisfying the ISO statutory holding period requirements. Common shares received by the Participant in excess of the number of previously acquired common shares will have a basis of zero and a holding period which commences as of the date the common shares are issued to the Participant upon exercise of the ISO. If the exercise of an ISO is effected using common shares previously acquired through the exercise of an ISO, the exchange of the previously acquired common shares will be considered a disposition of such common shares for the purposes of determining whether a Disqualifying Disposition has occurred.

NQSOs
-----

A Participant receiving an NQSO does not recognize taxable income on the date of grant of the NQSO, provided that the NQSO does not have a readily ascertainable fair market value at the time it is granted. In general, the Participant must recognize ordinary income at the time of exercise of the NQSO in the amount of the difference between the fair market value of the common shares of the company on the date of exercise and the option price. The ordinary income recognized will constitute compensation for which income tax withholding generally will be required. The amount of ordinary income recognized by a Participant will be deductible by the company in the year that the Participant recognizes the income if the company complies with the applicable withholding requirement.

Common shares acquired upon exercise of an NQSO will have a tax basis equal to their fair market value on the exercise date or other relevant date on which ordinary income is recognized, and the holding period for the common shares generally will begin on the date of exercise or such other relevant date. Upon subsequent disposition of the common shares, the participant will recognize long-term capital gain or loss if the Participant has held the common shares for more than 18 months prior to disposition, mid-term capital gain or loss if the Participant has held the common shares for more than one year, but less than 18 months, prior to disposition, or short-term capital gain or loss if the Participant has held the common shares for one year or less.

If the holder of an NQSO pays the exercise price, in whole or in part, with previously acquired common shares, the holder will recognize ordinary income in the amount by which the fair market value of the common shares received exceeds the exercise price. The Participant will not recognize gain or loss upon delivery of the previously acquired common shares to the Company. The common shares received by the holder equal in number to the previously acquired common shares exchanged therefor will have the same basis and holding period for capital gain purposes as the previously acquired common shares. Common shares received by the holder of the NQSO in excess of the number of previously acquired common shares will have a basis equal to the fair market value of such additional common shares as of the date ordinary income is recognized. The holding period for such additional common shares will commence as of the date of exercise or such other relevant date.

SARs
----

A Participant will not be taxed upon the grant of SARs. Participants will generally be taxed upon the exercise date, at ordinary income tax rates, on the amount of cash received and the fair market value of any common shares received. However, if the sale of common shares of the company could subject a Participant to liability under section 16(b) of the Exchange Act, such Participant generally will not recognize ordinary income with respect to such common shares until the participant is no longer subject to such liability, at which time the Participant will recognize ordinary income in an amount equal to the fair market value of the common shares on such date.

RESTRICTED STOCK AWARDS
-----------------------

In general, the excess of the fair market value of the underlying common shares of the Restricted Stock Award over the amount paid for the Restricted Stock Award will be treated as ordinary income to the Participant and will be subject to tax in the first taxable year in which the underlying common shares are not subject to vesting or similar types of forfeiture provisions. The income realized by the Participant is generally treated as wages and will be subject to withholding taxes even though no cash is paid to the Participant by the company.

PERFORMANCE SHARE AWARDS
------------------------

The grant of a Performance Share Award will not result in income for the Participant or in a deduction for the company. Upon the receipt of common shares or cash under a Performance Share Award, the Participant will recognize ordinary income and the company will be entitled to a deduction measured by the fair market value of the common shares plus any cash received. Income and employment tax withholding will be required.

OTHER MATTERS
-------------

The 1998 Stock Option Plan is intended to comply with section 162(m) of the Code which was enacted as part of the Omnibus Budget Reconciliation Act of 1993.
Section 162(m) of the Code prohibits a publicly held corporation, such as the company, from claiming a deduction on its federal income tax return for compensation in excess of $1 million paid for a given fiscal year to the chief executive officer (or person acting in that capacity) and the four most highly compensated officers of the corporation, other than the chief executive officer, at the end of the corporation's fiscal year (collectively, the "section 162(m) officers"). The $1 million compensation deduction limitation does not apply to "performance-based compensation." Regulations issued by the Internal Revenue Service under section 162(m) set forth a number of provisions which compensatory plans must contain if the compensation paid thereunder is to qualify as "performance-based" for purposes of section 162(m). The 1998 Stock Option Plan is intended to satisfy the requirements of these IRS regulations. The company is seeking stockholder approval of the 1998 Stock Option Plan in order to qualify compensation received thereunder as "performance-based" for purposes of section 162(m). If such stockholder approval is not obtained, the 1998 Stock Option Plan will be null and void.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE THE 1998 STOCK OPTION PLAN. APPROVAL OF THIS PROPOSAL REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE COMMON SHARES OF THE COMPANY PRESENT IN PERSON OR BY PROXY AND ENTITLED TO VOTE AT THE ANNUAL MEETING. UNLESS OTHERWISE DIRECTED, THE PERSONS NAMED IN THE ENCLOSED PROXY WILL VOTE THE COMMON SHARES REPRESENTED BY ALL PROXIES RECEIVED PRIOR TO THE ANNUAL MEETING, AND NOT PROPERLY REVOKED, EXCLUDING BROKER NON-VOTES, IN FAVOR OF THE PROPOSAL TO APPROVE THE 1998 STOCK OPTION PLAN.

                      PROXY STATEMENT STOCKHOLDER PROPOSALS

Each year the board of directors submits its nominations for election as directors at the annual meeting of stockholders. Other proposals may be submitted by the board of directors or stockholders for inclusion in the proxy statement for action at each year's annual meeting. Any proposal submitted by a stockholder for inclusion in the proxy statement for the 1999 annual meeting, presently scheduled for Sept. 13, 1999, must be received by the company on or before April 13, 1999. In addition, if a stockholder fails to provide the company notice of any stockholder proposal prior to June 29, 1999, then the company's management's proxies will be entitled to use their discretionary voting authority if such stockholder proposal is raised at the annual meeting without any discussion of the matter in the proxy statement.

The following stockholder proposals have been submitted for inclusion in the 1998 proxy statement. The Board of Directors of the company recommends that shareholders vote "against" the following stockholder proposals.

          STOCKHOLDER PROPOSAL REGARDING SALE OR MERGER OF THE COMPANY

E.K. Mitchell, 2855 Lander Road, Pepper Pike, Ohio 44124, claiming ownership for more than one year of common shares of the company with a market value in excess of $1,000 and that she shall continue to hold the same through the date of the annual meeting, has submitted the following resolution and supporting statement for inclusion in this proxy statement and stated her intention to present same at the annual meeting. YOUR BOARD OF DIRECTORS OPPOSES THIS RESOLUTION FOR THE REASONS STATED BELOW.

                           "MAXIMIZE VALUE RESOLUTION

Resolved that the shareholders of Bob Evans Farms, Inc. urge the Bob Evans Farms, Inc. board of directors to arrange for the prompt sale of Bob Evans Farms, Inc. to the highest bidder.

The purpose of the maximize value resolution is to give all Bob Evans Farms, Inc. shareholders the opportunity to send a message to the Bob Evans Farms, Inc. board that they support the prompt sale of Bob Evans Farms, Inc. to the highest bidder. A strong and or majority vote by the shareholders would indicate to the board the displeasure felt by the shareholders of the shareholder returns over many years and the drastic action that should be taken. Even if it is approved by the majority of the Bob Evans Farms, Inc. shares represented and entitled to vote at the annual meeting, the maximize value resolution will not be binding on the Bob Evans Farms, Inc. board. The proponent however believes that if this resolution receives substantial support from the shareholders, the board may choose to carry out the request set forth in the resolution:

The prompt auction of Bob Evans Farms, Inc. should be accomplished by any appropriate process the board chooses to adopt including a sale to the highest bidder whether in cash, stock or a combination of both. It is expected that the board will uphold its fiduciary duties to the utmost during the process.

The proponent further believes that if the resolution is adopted, the management and the board will interpret such adoption as a message from the company's stockholders that it is no longer acceptable for the board to continue with its current management plan and strategies.

                 I URGE YOUR SUPPORT, VOTE FOR THIS RESOLUTION"
                 ----------------------------------------------
--------------------------------------------------------------------------------

            RESPONSE OF THE BOB EVANS FARMS, INC. BOARD OF DIRECTORS

             YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THE
              RESOLUTION SET FORTH ABOVE FOR THE FOLLOWING REASONS:

The subject of stockholder value is considered often by the board of directors and management. For several reasons, the board strongly believes that implementation of the resolution described above would not be in the best interest of stockholders of the company and, contrary to the title of the resolution, would not maximize value to the stockholders.

First, the board of directors is elected by the stockholders to direct the management of the business and affairs of the company. Consistent with its fiduciary duties and responsibilities to the stockholders, the board continually reviews and monitors the company's business and progress, as well as developments in the company's industries. Accordingly, the board is in the best and most informed position to evaluate and consider all of the options that may be available to the company from time to time including if, when and under what conditions the sale of the company should be considered. Acting hastily to force a sale of Bob Evans Farms, Inc. at auction or otherwise to the highest bidder would restrict the board's ability to examine all strategic alternatives and weaken the board's ability to maximize stockholder value. Further, such an action could seriously prejudice and jeopardize the stockholders' financial interests.

Second, the success of the company is highly dependent on its ability to maintain strong relationships with, and the confidence of, its employees, customers and vendors. Although the resolution only requests and does not obligate the board to take certain action, the board believes that approval of this resolution would cause uncertainty regarding the company's future, which would undermine confidence in the company and adversely affect the company's relationships with employees, customers and vendors. Such results could have an adverse impact on the company's ability to effectively compete in the short and long run, which could lead to a potential decline in revenues, profits and, in turn, stockholder value.

In summary, the board of directors remains committed to maximizing the value of the company for all stockholders, and will pursue the course of action that will best achieve that objective and the best interests of all stockholders. The board believes that sustained focus on the company's sales and acquisition strategies, improved operating efficiencies and ongoing internal and external organizational modifications will continue to enhance stockholder value. In view of the positive future prospects of the company, the board does not believe that implementation of the stockholder proposal described above would achieve that result at this time. BECAUSE THE BOARD DOES NOT BELIEVE THAT THE STOCKHOLDER PROPOSAL DESCRIBED ABOVE IS IN THE BEST INTERESTS OF ALL OF THE STOCKHOLDERS OF THE COMPANY, THE BOARD VIGOROUSLY OPPOSES THE STOCKHOLDER PROPOSAL DESCRIBED ABOVE.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "AGAINST" THE ADOPTION OF THIS STOCKHOLDER PROPOSAL. APPROVAL OF THIS STOCKHOLDER PROPOSAL REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE COMMON SHARES OF THE COMPANY PRESENT IN PERSON OR BY PROXY AND ENTITLED TO VOTE AT THE ANNUAL MEETING. UNLESS OTHERWISE DIRECTED, THE PERSONS NAMED IN THE ENCLOSED PROXY WILL VOTE THE COMMON SHARES REPRESENTED BY ALL PROXIES RECEIVED PRIOR TO THE ANNUAL MEETING, AND NOT PROPERLY REVOKED, EXCLUDING BROKER NON-VOTES, AGAINST THIS STOCKHOLDER PROPOSAL.

                  STOCKHOLDER PROPOSAL REGARDING ELIMINATION OF
                          CLASSIFIED BOARD OF DIRECTORS

Deborrah A. Donskov, 4569 Ravine Drive, Westerville, Ohio 43081, claiming ownership for more than one year of common shares of the company with a market value in excess of $1,000 and that she shall continue to hold the same through the date of the annual meeting, has submitted the following resolution and supporting statement for inclusion in this proxy statement and stated her intention to present same at the annual meeting. YOUR BOARD OF DIRECTORS OPPOSES THIS RESOLUTION FOR THE REASONS STATED BELOW.

               "ELIMINATE CLASSIFIED BOARD OF DIRECTORS RESOLUTION

Resolved, that the stockholders of Bob Evans Farms, Inc. request that the board of directors take the necessary steps, in accordance with state law, to declassify the board of directors so that all directors are elected annually, such declassification to be effected in a manner that does not affect the unexpired terms of directors previously elected.

                              SUPPORTING STATEMENT

The election of directors is the primary avenue for stockholders to influence corporate governance policies and to hold management accountable for its implementation of those policies. I believe that the classification of the board of directors, which results in only a portion of the board being elected annually, is not in the best interest of the company and its stockholders.

I believe that the company's classified board of directors maintains the incumbency of the current board and therefore of current management, which in turn limits management's accountability to stockholders.

The elimination of the company's classified board would require each new director to stand for election annually and allow stockholders an opportunity to register their views on the performance of the board collectively and each director individually. I believe this is one of the best methods available to stockholders to ensure that the company will be managed in a manner that is in the best interest of the stockholders.

I believe that concerns expressed by companies with classified boards, that the annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by stockholders, are unfounded. In my view, in the unlikely event that stockholders vote to replace all directors, this decision would express stockholder dissatisfaction with the incumbent directors and reflect the need for change.

                 I URGE YOUR SUPPORT, VOTE FOR THIS RESOLUTION"
                 ----------------------------------------------
--------------------------------------------------------------------------------

            RESPONSE OF THE BOB EVANS FARMS, INC. BOARD OF DIRECTORS

               YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST"
            THE RESOLUTION SET FORTH ABOVE FOR THE FOLLOWING REASONS:

Since approved by the stockholders in 1985, the company's board of directors has been divided into three classes. Under this system, each director serves a three-year term, each class is as nearly equal as possible in size (subject to resignations and retirement), and one of the three classes is elected each year. This staggered election of directors is a common practice that has been adopted by the stockholders of many major corporations. The board is confident that the election of directors by classes is in the best interest of the company and its stockholders and should not be changed for several reasons.

First, the board believes that the election of directors by classes assures continuity and stability in the management of company affairs, since, at any given time, a majority of the board generally will have had prior experience as directors of the company. This serves to provide solid knowledge of the business and industry, informed oversight of corporate policies, orderly development of strategies and operations, and long-term strategic planning to enhance stockholder value. This also permits a more orderly process for a change in the composition of the board and company policies and strategies.

Second, when directors are elected by classes, a change in the composition of a majority of the board normally requires at least two stockholder meetings, instead of one. Therefore, the board believes that the election of directors by classes reduces the vulnerability of the company to certain potentially abusive takeover tactics and encourages potential acquirors to initiate such actions through arm's length negotiations with both management and experienced directors. Thus, a classified board does not preclude unsolicited acquisition proposals but, by eliminating the threat of imminent removal, positions the incumbent board to act to maximize the value of an acquisition for all stockholders.

Finally, the board believes that directors elected for staggered terms are not any less accountable or responsive to stockholders than they would be if elected annually. The same standards of performance apply to all of the directors regardless of the term of service. Further, the stockholders retain their ability to replace incumbent directors or propose and elect alternate nominees for the class of directors to be elected each year. Thus, the stockholders continue to enjoy a significant opportunity to express their views regarding the board's performance and to influence the board's composition.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "AGAINST" THE ADOPTION OF THE STOCKHOLDER PROPOSAL TO DECLASSIFY THE COMPANY'S BOARD OF DIRECTORS. APPROVAL OF THIS STOCKHOLDER PROPOSAL REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE COMMON SHARES OF THE COMPANY PRESENT IN PERSON OR BY PROXY AND ENTITLED TO VOTE AT THE ANNUAL MEETING. UNLESS OTHERWISE DIRECTED, THE PERSONS NAMED IN THE ENCLOSED PROXY WILL VOTE THE COMMON SHARES REPRESENTED BY ALL PROXIES RECEIVED PRIOR TO THE ANNUAL MEETING, AND NOT PROPERLY REVOKED, EXCLUDING BROKER NON-VOTES, AGAINST THIS STOCKHOLDER PROPOSAL.

                   INFORMATION CONCERNING INDEPENDENT AUDITORS

Ernst & Young L.L.P., which has served as independent auditors for the company since 1980, has been selected by management to serve in that capacity for the 1999 fiscal year. Representatives of Ernst & Young L.L.P. are expected to be present at the annual meeting, will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                  REPORTS TO BE PRESENTED AT THE ANNUAL MEETING

There will be presented at the annual meeting the company's annual report for the fiscal year ended April 24, 1998, containing financial statements for such fiscal year and the signed report of Ernst & Young L.L.P., independent auditors, with respect to such financial statements. The annual report is not to be regarded as proxy soliciting material, and management of the company does not intend to ask, suggest or solicit any action from the stockholders with respect to such report.

                                  OTHER MATTERS

As of the date of this proxy statement, the only business which management intends to present at the annual meeting consists of the matters set forth in this proxy statement. Management knows of no other matters to be brought before the annual meeting by any other person or group. If any other matters should properly come before the annual meeting, or any adjournment(s) thereof, the proxy holders will vote thereon in their discretion, in accordance with their best judgment in light of the conditions then prevailing. All proxies received duly executed and not properly revoked will be voted.

You are requested to sign and date the enclosed proxy and mail it promptly in the enclosed envelope. If you later desire to vote in person, you may revoke your proxy, either by written notice delivered to the company before the proxy is voted or in person at the annual meeting before the proxy is voted (without affecting any vote previously taken).

                                      By Order of the Board of Directors,


                                      /s/ Daniel E. Evans

                                      Daniel E. Evans
                                      Chairman of the Board and
                                      Chief Executive Officer

                                    EXHIBIT A
                                    ---------

BOB EVANS FARMS, INC. 1998 STOCK OPTION AND INCENTIVE PLAN

1. PURPOSE. The purpose of the Bob Evans Farms, Inc. 1998 Stock Option and Incentive Plan (the "Plan") is to foster and promote the long-term success of Bob Evans Farms, Inc. (the "Company") and materially increase stockholder value by (a) motivating superior performance by means of performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by the directors and officers and other key employees of the Company and its Subsidiaries and (c) enabling the Company to attract and retain the services of an outstanding management team upon whose judgment, interest and special effort the successful conduct of the operations of the Company is largely dependent.

2. ADMINISTRATION. The Plan will be administered by a committee (the "Committee") of at least three persons who shall be either the Compensation Committee of the Board of Directors of the Company or such other committee comprised entirely of "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations and rulings thereunder, as the Committee may from time to time select. The Committee shall interpret the Plan; prescribe, amend and rescind rules and regulations relating thereto; and make all other determinations necessary or advisable for the administration of the Plan. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all persons participating in the Plan and any person validly claiming under or through persons participating in the Plan. A majority of the members of the Committee shall constitute a quorum at any meeting of the Committee, and all determinations of the Committee at a meeting shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without a meeting of the Committee by a writing signed by all of its members. No member of the Board of Directors of the Company or of the Committee shall be liable for any action or determination made in good faith, with respect to the Plan or any Award granted under the Plan. The Company shall effect the granting of Awards under the Plan in accordance with the determination of the Committee, by execution of instruments in writing in such form as approved by the Committee.

With respect to persons subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), transactions under the Plan are intended to comply with all applicable conditions of Rule l6b-3 under the Exchange Act, or any successor rule or regulation. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

3. PARTICIPANTS. Participants in the Plan will consist of the directors and officers and other key employees of the Company or any of its Subsidiaries, as the Committee in its sole discretion may designate from time to time to receive Awards hereunder (the "Participants"). The Committee's designation of a Participant in any year shall not require the Committee to designate such person to receive an Award in any other year. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards, including, without limitation: (a) the financial condition of the Company and its Subsidiaries; (b) anticipated profits for the current or future years; (c) contributions of Participants to the profitability and development of the Company and its Subsidiaries; and (d) other compensation provided to Participants. During any calendar year, no Participant shall be granted Awards under this Plan covering, in the aggregate, more than Three Hundred Thousand (300,000) Common Shares and no Participant shall be granted stock options covering, in the aggregate, more than Two Hundred and Fifty Thousand (250,000) Common Shares.

4. TYPES OF AWARDS. Awards under the Plan may be granted in any one or a combination of: (a) Incentive Stock Options; (b) Non-Qualified Stock Options;
(c) Stock Appreciation Rights; (d) Performance Share Awards; and (e) Restricted Stock, all as described below in Sections 6, 7, 8, 9 and 10 hereof.

5. COMMON SHARES RESERVED UNDER THE PLAN. There is hereby reserved for issuance under the Plan an aggregate of Five Million (5,000,000) Common Shares, which may be newly issued or treasury shares. If there is a lapse, expiration, termination or cancellation of any Award granted hereunder without the issuance of Common Shares or payment of cash thereunder, or if Common Shares are issued under any Award and thereafter are reacquired by the Company pursuant to rights reserved upon the issuance thereof, the Common Shares subject to or reserved for such Award may again be used for new Stock Options or other Awards under the Plan so long as the holder thereof has not received any benefits of ownership of such Common Shares; provided, however, that in no event may the number of Common Shares issued under the Plan exceed the total number of Common Shares reserved for issuance hereunder.

6. INCENTIVE STOCK OPTIONS. Incentive Stock Options will consist of Stock Options, qualifying as "incentive stock options" under the requirements of
Section 422 of the Code, to purchase Common Shares at purchase prices of not less than One Hundred Percent

(100%) of the Fair Market Value of such Common Shares on the date of grant. Incentive Stock Options will only be eligible for grant to employees of the Company. Incentive Stock Options will be exercisable over not more than ten (10) years after the date of grant. In the event of the termination of a Participant's employment for any reason other than Disability, death, Retirement or for Cause, the right of the Participant to exercise an Incentive Stock Option shall terminate upon the earlier to occur of the end of the original term of the Incentive Stock Option or ninety (90) days after the date of such termination of employment. In the event that a Participant is Terminated for Cause, the right of the Participant to exercise an Incentive Stock Option shall terminate immediately upon the termination of employment. In the event of the termination of a Participant's employment due to Disability, the right of the Participant (or, in the case of the death of the Participant after his or her termination of employment due to Disability, his or her successor in interest) to exercise an Incentive Stock Option shall terminate upon the earlier to occur of (i) the end of the original term of the Incentive Stock Option or (ii) one (l) year after the date of termination of employment. If a Participant should die while employed, the right of the Participant's successor in interest to exercise an Incentive Stock Option granted to the Participant shall terminate upon the earlier to occur of (i) the end of the original term of the Incentive Stock Option or (ii) one year after the Participant's last date of employment. Upon Retirement of a Participant, the right of the Participant (or, in the case of the death of the Participant after his or her termination of employment due to Retirement, his or her successor in interest) to exercise an Incentive Stock Option shall terminate upon the earlier of (i) ninety (90) days after the date of such Retirement or (ii) the end of the original term of the Incentive Stock Option; provided, however, that if the Participant or his or her successor in interest does not exercise the Incentive Stock Option within ninety (90) days after the date of such Retirement, the Incentive Stock Option shall automatically convert into a Non-Qualified Stock Option upon the end of such ninety (90) day period and the Participant's or his or her successor in interest's right to exercise such converted Non-Qualified Stock Option shall terminate at the end of the original term of the option. For purposes of this
Section 6, if a Participant terminates his or her employment voluntarily, the date of termination of employment shall be deemed to be the date on which he or she notifies the Company of his or her intention to terminate his or her employment; in all other cases, the date of termination of employment shall be the last day of employment.

The aggregate Fair Market Value (determined as of the time the Stock Option is granted) of the Common Shares with respect to which incentive stock options are exercisable for the first time by any Participant during any calendar year (under all option plans of the Company and all Subsidiaries and Parents of the Company) shall not exceed $100,000. Anything contained herein to the contrary notwithstanding, no Incentive Stock Option shall be granted to an employee who, at the time the Incentive Stock Option is granted, owns (actually or constructively under the provisions of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company, unless the option exercise price is not less than 110% of the Fair Market Value of the Common Shares subject to the Incentive Stock Option on the date of grant and the Incentive Stock Option by its terms is not exercisable more than five (5) years from the date it is granted.

7. NON-QUALIFIED STOCK OPTIONS. Non-Qualified Stock Options will consist of options to purchase Common Shares at purchase prices and with terms as determined by the Committee in its discretion. In the event of the termination of a Participant's employment or service as a director for any reason other than Retirement, Disability, death or for Cause, the right of the Participant to exercise a Non-Qualified Stock Option shall terminate upon the earlier to occur of the end of the original term of the Non-Qualified Stock Option or ninety (90) days after the date of such termination of employment or service. If a Participant is Terminated for Cause, the right of the Participant to exercise a Non-Qualified Stock Option shall terminate immediately upon the termination of employment or service. In the event of the termination of a Participant's employment or service due to Disability or death, the right of the Participant or his or her successor in interest to exercise a Non-Qualified Stock Option shall terminate upon the earlier to occur of (i) the end of the original term of the Non-Qualified Stock Option or (ii) one (l) year after the date of termination of employment or service as a result of such Disability or death. In the event of the termination of a Participant's employment or service due to Retirement, the right of the Participant (or, in the case of the death of the Participant after his or her termination of employment or service due to Retirement, his or her successor in interest) to exercise a Non-Qualified Stock Option shall terminate upon the end of the original term of the Non-Qualified Stock Option. For purposes of this Section 7, if a Participant terminates his or her employment or service voluntarily, the date of termination of employment or service shall be deemed to be the date on which he or she notifies the Company of his or her intention to terminate his or her employment or service; in all other cases, the date of termination of employment or service shall be the last day of employment or service.

8. STOCK APPRECIATION RIGHTS. The Committee may grant Stock Appreciation Rights to Participants at the same time as such Participants are awarded Stock Options under the Plan. Such Stock Appreciation Rights shall be evidenced by an agreement in such form as the Committee shall from time to time approve. Such agreements shall comply with, and be subject to, the following terms and conditions:

(a) GRANT. Each Stock Appreciation Right shall relate to a specific Stock Option under the Plan and shall be awarded to a Participant concurrently with the grant of such Stock Option. The number of Stock Appreciation Rights granted to a Participant shall be equal to a proportion of the number of shares of Common Shares that the Participant is entitled to receive pursuant to the Plan.

(b) GRANT OF PARALLEL AWARD. Since each Stock Appreciation Right is parallel to a Stock Option, the exercise of all or a portion of the Stock Options shall cause an equal exercise of the same proportion of Stock Appreciation Rights granted under the Plan. A Stock Appreciation Right can only be exercisable in conjunction with the exercise of the parallel Stock Option.

(c) CALCULATION OF APPRECIATION. Each Stock Appreciation Right shall entitle a Participant to the excess of the Fair Market Value of a Common Share on the exercise date over the Fair Market Value of a Common Share on the date the Stock Appreciation Right was granted.

(d) PAYMENT OF APPRECIATION. The total appreciation available to a Participant from an exercise of Stock Appreciation Rights shall be paid in a manner determined by the Committee.

(e) EXERCISE LIMITATIONS. A Participant may exercise a Stock Appreciation Right only in conjunction with the exercise of the Stock Option to which the Stock Appreciation Right is attached. Stock Appreciation Rights may be exercised only at such times and by such persons as may exercise Stock Options under the Plan.

9. PERFORMANCE SHARE AWARDS. The Committee may grant awards under which payment may be made in Common Shares, cash or any combination of Common Shares and cash if the performance of the Company or any Subsidiary selected by the Committee during the Performance Period meets certain goals established by the Committee ("Performance Share Awards"). Such Performance Share Awards shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

(a) PERFORMANCE PERIOD AND PERFORMANCE GOALS. The Committee shall determine and include in a Performance Share Award grant the period of time for which a Performance Share Award is made ("Performance Period"). The Committee shall also establish performance objectives ("Performance Goals") to be met by the Company or Subsidiary during the Performance Period as a condition to payment of the Performance Share Award. The Performance Goals may include earnings per share, return on stockholders' equity, return on assets, net income or any other financial or other measure established by the Committee. The Performance Goals may include minimum and optimum objectives or a single set of objectives.

(b) PAYMENT OF PERFORMANCE SHARE AWARDS. The Committee shall establish the method of calculating the amount of payment to be made under a Performance Share Award if the Performance Goals are met, including the fixing of a maximum payment. The Performance Share Award shall be expressed in terms of Common Shares and referred to as "Performance Shares." After the completion of a Performance Period, the performance of the Company or Subsidiary shall be measured against the Performance Goals, and the Committee shall determine whether all, none or any portion of a Performance Share Award shall be paid. The Committee, in its discretion, may elect to make payment in Common Shares, cash or a combination of Common Shares and cash. Any cash payment shall be based on the Fair Market Value of the underlying Common Shares on, or as soon as practicable prior to, the date of payment.

(c) REVISION OF PERFORMANCE GOALS. At any time prior to the end of a Performance Period, the Committee may revise the Performance Goals and the computation of payment if unforeseen events occur which have a substantial effect on the performance of the Company or Subsidiary and which in the judgment of the Committee make the application of the Performance Goals unfair unless a revision is made.

(d) REQUIREMENT OF EMPLOYMENT. A Participant who receives a Performance Share Award must remain in the employment of the Company or Subsidiary or remain in the service of the Company or Subsidiary as a director until the completion of the Performance Period in order to be entitled to payment under the Performance Share Award; provided that the Committee may, in its sole discretion, provide for a partial payment where such an exception is deemed equitable.

(e) COMPLIANCE WITH CODE SECTION 162(m). Any Performance Share Awards granted under this Plan shall satisfy the requirements of the applicable provisions of
Section 162(m) of the Code as "qualified performance-based compensation."

10. RESTRICTED STOCK AWARDS. To the extent not inconsistent with the terms of this Plan, the Committee may grant Restricted Stock Awards to Participants. Restricted Stock Awards will consist of Common Shares transferred to a Participant who is eligible to participate in the Plan without other payment therefor (other than the payment of the par value of such Common Shares if required by applicable law) as additional compensation for his or her services to the Company or one of its Subsidiaries. Restricted Stock Awards shall be subject to such terms and conditions as the Committee determines appropriate including, without limitation, restrictions on the sale or other disposition of such Common Shares and rights of the Company to reacquire such Common Shares upon termination of the Participant's employment or service as a director with the Company within specified periods. Subject to such other restrictions as are imposed by the Committee and federal and state securities laws, the Common Shares covered by a Restricted Stock Award granted to a Participant under the Plan may be sold or otherwise disposed of only after six (6) months from the grant date of the Award.

11. NONTRANSFERABILITY. Each Stock Option, Performance Share Award and Restricted Stock Award granted under this Plan shall not be transferable other than by will or the laws of descent and distribution, and Stock Options shall be exercisable, during the Participant's lifetime, only by the Participant or the Participant's guardian or legal representative.

12. OTHER PROVISIONS. The grant of any Award under the Plan may also be subject to such other provisions (whether or not applicable to any Award granted to any other Participant) as the Committee determines appropriate including, without limitation, provisions for the purchase of Common Shares under Stock Options in installments, provisions for the payment of the option exercise price of Common Shares under a Stock Option by delivery of other Common Shares of the Company having a then Fair Market Value equal to the option exercise price of such Common Shares, restrictions on resale or other disposition, such provisions as may be appropriate to comply with federal or state securities laws and stock exchange requirements and understandings or conditions as to the Participant's employment or service as a director in addition to those specifically provided for under the Plan. If the Committee does not specify another exercise schedule at the time of grant, the number of Common Shares under each Stock Option which may be purchased in any one year ending on an anniversary date of the grant of the Stock Option shall be the total number of Common Shares subject to the Stock Option divided by the number of years constituting the term of the Stock Option; provided, however, that if a Participant does not purchase in any one option year the full number of Common Shares to which he or she is then entitled, the Participant may purchase those Common Shares in any subsequent year during the term of the Stock Option.

The Committee may, in its discretion, permit payment of the option exercise price of Common Shares under Stock Options by delivery of a properly executed exercise notice together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the option exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

The Committee may, in its discretion and subject to such rules as it may adopt, permit a Participant to pay all or a portion of the federal, state and local taxes, including FICA withholding tax, arising in connection with the following transactions: (a) the exercise of a Non-Qualified Stock Option; or (b) the receipt or exercise of any other Award by electing (i) to have the Company withhold Common Shares, (ii) to tender back Common Shares received in connection with such Award or (iii) to deliver other previously acquired Common Shares of the Company having a Fair Market Value approximately equal to the amount to be withheld.

13. TERM OF THE PLAN AND AMENDMENT, MODIFICATION, CANCELLATION OR ACCELERATION OF AWARDS. No Award shall be granted under the Plan more than ten (10) years after the date of the adoption of the Plan by the Company's Board of Directors. The terms and conditions applicable to any Award granted prior to such date may at any time be amended, modified or canceled, without stockholder approval, by mutual agreement between the Committee and the Participant or such other persons as may then have an interest therein, so long as stockholder approval of such amendment, modification or cancellation is not required under Rule l6b-3 under the Exchange Act or any applicable requirements of any securities exchange on which are listed any of the Company's equity securities or any applicable requirements for issuers whose securities are traded in the NASDAQ National Market System or any applicable requirements of the Code. The Committee may, at any time and in its sole discretion, declare any or all Stock Options then outstanding under this Plan to be exercisable, whether or not such Stock Options are then otherwise exercisable.

l4. TAXES. The Company shall be entitled to withhold the amount of any tax attributable to any amount payable or Common Shares deliverable under the Plan after giving the person entitled to receive such amount or Common Shares notice as far in advance as practicable, and the Company may defer making payment or delivery if any such tax may be pending unless and until indemnified to its satisfaction.

15. DEFINITIONS.

(a) AWARD. The term "Award" means an award or grant of a Stock Option, Stock Appreciation Right, Performance Share or Restricted Stock made to a Participant under Section 6, 7, 8, 9 or 10 of the Plan.

(b) CHANGE IN CONTROL. A "Change in Control" shall be deemed to have occurred on the earliest of the following dates:

         (i) The date any entity or person (including a "group" as defined in Section 13(d) (3) of the Exchange Act) shall have become the beneficial owner of, or shall have obtained voting control over, twenty percent (20%) or more of the outstanding Common Shares;

         (ii) The date the stockholders of the Company approve a definitive agreement (A) to merge or consolidate the Company with or into another corporation, in which the Company is not the continuing or surviving corporation or pursuant to which any Common Shares would be converted into cash, securities or other property of another corporation, other than a merger of the Company in which holders of Common Shares immediately prior to the merger have the same proportionate ownership of shares of the surviving corporation immediately after the merger as immediately before, or (B) to sell or otherwise dispose of substantially all the assets of the Company; or

         (iii) The date there shall have been a change in a majority of the Board of Directors of the Company within a twelve (12) month period; provided, however, that any new director whose nomination for election by the Company's stockholders was approved, or who was appointed or elected to the Board by, the vote of two-thirds of the directors then still in office who were in office at the beginning of the twelve (12) month period shall not be counted in determining whether there has been such a change in a majority of the Board.

(c) CODE. "Code" means the Internal Revenue Code of 1986, as amended, and the regulations and rulings thereunder. References to a particular section of the Code shall include references to successor provisions.

(d) COMMITTEE. The "Committee" means the Committee of the Board of Directors of the Company constituted as provided in Section 2 hereof.

(e) COMMON SHARES. "Common Shares" means the shares of Common Stock, par value $0.01 per share, of the Company or any security of the Company issued in substitution, exchange or lieu thereof.

(f) COMPANY. The "Company" means Bob Evans Farms, Inc., a Delaware corporation, or any successor corporation.

(g) DISABILITY. The term "Disability" means, as it relates to the exercise of an Incentive Stock Option after termination of employment, a disability within the meaning of Section 22(e)(3) of the Code, and for all other purposes, a mental or physical condition which, in the opinion of the Committee, renders a Participant unable or incompetent to carry out the job responsibilities which such Participant held or the tasks to which such Participant was assigned at the time the disability was incurred, and which is expected to be permanent or for an indefinite duration exceeding one year.

(h) EXCHANGE ACT. The term "Exchange Act" means the Securities Exchange Act of 1934, as amended, or a successor statute.

(i) FAIR MARKET VALUE. The "Fair Market Value" of the Company's Common Shares shall mean, on any given date, the last reported sales price of the Common Shares, as reported on the NASDAQ National Market System or on any securities exchange on which the Company's Common Shares may be listed on such date or, if there are no reported sales of Common Shares on such date, then the last reported sales price on the next preceding day on which such a sale was transacted.

(j) INCENTIVE STOCK OPTION. "Incentive Stock Option" means any Stock Option granted pursuant to the provisions of Section 6 of the Plan that is intended to be and is specifically designated as an "incentive stock option" within the meaning of Section 422 of the Code.

(k) NON-QUALIFIED STOCK OPTION. A "Non-Qualified Stock Option" means any Stock Option granted pursuant to the provisions of Section 7 of the Plan that is not an Incentive Stock Option.

(l) PARENT. The term "Parent of the Company" shall have the meaning set forth in 424(e) of the Code.

(m) PARTICIPANT. The term "Participant" shall have the meaning set forth in
Section 3 of the Plan.

(n) PERFORMANCE GOALS. The term "Performance Goals" shall have the meaning set forth in Section 9 of the Plan.

(o) PERFORMANCE PERIOD. The term "Performance Period" shall have the meaning set forth in Section 9 of the Plan.

(p) PERFORMANCE SHARE AWARD. The term "Performance Share Award" shall have the meaning set forth in Section 9 of the Plan.

(q) PLAN. The "Plan" means the Bob Evans Farms, Inc. 1998 Stock Option and Incentive Plan, as set forth herein, and as it may be hereafter amended and from time to time in effect.

(r) RESTRICTED STOCK. The term Restricted Stock shall have meaning described in
Section 10 of this Plan.

(s) RETIREMENT. The term "Retirement" for all purposes of the Plan shall mean voluntary separation from employment or termination of service as a director with the Company and each of its Subsidiaries on or after the date the person both has attained age fifty-five (55) and is credited with at least ten (10) years of service.

(t) STOCK APPRECIATION RIGHT. The term Stock Appreciation Right or "SAR" shall mean a right to receive cash in an amount equal to the excess of the Fair Market Value of a Common Share on the exercise date of the SAR over the Fair Market Value of a Common Share on the date the SAR is granted pursuant to the provisions of the Plan.

(u) STOCK OPTION. The term "Stock Option" means any Incentive Stock Option or Non-Qualified Stock Option granted under the Plan.

(v) STOCK OPTION AWARDS. The term "Stock Option Awards" means any grant of a Stock Option to a Participant under the Plan.

(w) SUBSIDIARY. The term "Subsidiary" for all purposes other than the Incentive Stock Option plan described in Section 6, shall mean any corporation, partnership, joint venture or business trust, fifty percent (50%) or more of the control of which is owned, directly or indirectly, by the Company. For purposes of the Incentive Stock Option plan described in Section 6, the term "Subsidiary" shall be defined as provided in Section 424(f) of the Code.

(x) TERMINATED FOR CAUSE. The term "Terminated for Cause" for purposes of the Plan shall mean termination on account of any act of fraud or intentional misrepresentation or embezzlement, misappropriation or conversion of assets or opportunities of the Company or a Subsidiary, the conviction of a felony or intentional and repeated violations of the written policies or procedures of the Company or any Subsidiary.

16. ADJUSTMENT PROVISIONS.

(a) The existence of the Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board of Directors or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company's capital stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

(b) In the event of any change in capitalization affecting the Common Shares, such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination or exchange of shares or other form of reorganization, or any other change affecting the Common Shares, the Committee shall make proportionate adjustments to reflect such change with respect to the aggregate number of Common Shares for which Awards in respect thereof may be granted under the Plan, the maximum number of Common Shares which may be sold or awarded to any Participant, the number of Common Shares covered by each outstanding Award and the price per share in respect of outstanding Awards.

(c) The Committee also shall make such adjustments in the number of shares covered by, and the price or other value of, any outstanding Awards in the event of a spin-off or other distribution (other than normal cash dividends) of assets of the Company to stockholders.

(d) Upon the occurrence of a Change in Control, all Stock Options then outstanding under this Plan shall become fully exercisable as of the date of the Change in Control, whether or not then otherwise exercisable. In addition, upon Retirement of any Participant, all Stock Options held by such retiring Participant shall immediately vest and become exercisable.

17. AMENDMENT AND TERMINATION OF PLAN. The Committee, with the approval of the Board of Directors of the Company, may amend the Plan from time to time or terminate the Plan at any time without the approval of the stockholders of the Company except as such stockholder approval may be required (a) to satisfy the requirements of Rule 16b-3 under the Exchange Act, or any successor rule or regulation, (b) to satisfy applicable requirements of the Code or (c) to satisfy applicable requirements of any securities exchange on which are listed any of the Company's equity securities or any requirements applicable to issuers whose securities are traded in the NASDAQ National Market System. No such action to amend or terminate the Plan shall reduce the then existing amount of any Participant's Award or adversely change the terms and conditions thereof without the Participant's consent. No amendment of the Plan shall result in any Committee member's losing his or her status as a "disinterested person" as defined in Rule 16b-3 under the Exchange Act, or any successor rule or regulation, with respect to any employee benefit plan of the Company or result in the Plan losing its status as a plan satisfying the requirements of said Rule 16b-3.

18. NO RIGHT TO EMPLOYMENT. Neither the adoption of the Plan nor the granting of any Awards hereunder shall confer upon any employee or director of the Company or any Subsidiary any right to continued employment or service with the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment or service of any of its employees or directors at any time, with or without cause.

19. UNFUNDED PLAN. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of the Company to any person with respect to any Awards under the Plan shall be based solely upon any contractual obligations that may be effected pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company or any Subsidiary.

20. OTHER COMPANY AWARD AND COMPENSATION PLANS. Payments and other Awards received by a Participant under the Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of any termination indemnity or severance pay law and shall not be included in, nor have any effect on, the determination of Awards under any other employee benefit plan or similar arrangement provided by the Company or a Subsidiary unless expressly so provided by such other plan or arrangement, or except where the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive annual cash compensation. Awards under the Plan may be made in combination or in tandem with, or as alternatives to, grants, awards or payments under any other Company or Subsidiary plans. The Plan notwithstanding, the Company or any Subsidiary may adopt such other compensation programs and additional compensation arrangements as it deems necessary to attract, retain and reward employees and directors for their service with the Company and its Subsidiaries.

21. SECURITIES LAW RESTRICTIONS. No Common Shares shall be issued under the Plan unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal and state securities laws. Certificates for Common Shares delivered under the Plan may be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Shares are then listed or traded, the NASDAQ National Market System or any applicable federal or state securities law. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

22. AWARD AGREEMENT. Each Participant receiving an Award under the Plan shall enter into an agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the Award and such related matters as the Committee shall, in its sole discretion, determine.

23. COST OF THE PLAN. The costs and expenses of administering the Plan shall be borne by the Company.

24. GOVERNING LAW. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

25. STOCKHOLDER APPROVAL. The Plan was adopted by the Board of Directors of the Company on May 1, 1998. The Plan and any Award granted thereunder shall be null and void if stockholder approval is not obtained within twelve (12) months of the adoption of the Plan by the Board of Directors.

                             [BOB EVANS FARMS LOGO]
                         Annual Meeting of Stockholders

                            To be held Sept. 14, 1998



                                                                   Aug. 10, 1998



Dear Stockholders:



         The 1998 Bob Evans Farms Inc. ANNUAL MEETING OF STOCKHOLDERS will be held MONDAY, SEPT. 14, 1998, AT THE BOB EVANS FARM IN RIO GRANDE, OHIO. I look forward to sharing with you details of a successful fiscal 1998 and plans to build on that success in fiscal 1999.

         The meeting begins at 4 P.M. You are also invited to a social hour, beginning at 3 p.m., to enjoy some delicious Bob Evans products and get better acquainted with the officers and directors of your company.

         At the meeting, we will elect three directors, vote on the 1998 Stock Option and Incentive Plan and consider two stockholder proposals, which your board of directors opposes. Your vote on these matters is very important even if you are unable to attend the meeting. PLEASE COMPLETE, SIGN AND RETURN YOUR PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE PRIOR TO THE MEETING.

         You may want to note on your calendar that we plan to announce our first quarter earnings on Aug. 18, 1998. These results will be reported to the news media and will also be available on the Internet at: http://www.nasdaq.com and http://www.prnewswire.com. I hope to see you at our annual meeting on Sept. 14.


           [MAP OF SOUTHEAST OHIO                      Sincerely,
            WITH EMPHASIS ON RIO
            GRANDE, OHIO AREA]


                                                       /s/ Daniel E. Evans

                                                       Daniel E. Evans
            The Bob Evans Farm is                      Chairman of the Board
            conveniently located on                    Chief Executive Officer
            State Route 588 just of U.S
            Route 35. Directions From
            U.S. 35, take the State Route
            325 exit. Go south on State
            Route 325 to State Route 588
            and turn left. The Farm is less
            than one mile ahead on State
            Route 588.


                            * FOLD AND DETACH HERE *
--------------------------------------------------------------------------------




                  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BOB EVANS FARMS, INC.
                                    (Please indicate your vote on the reverse side.)


                                                            Votes will be counted as follows: Where a choice is
                                                            indicated, the shares represented by this proxy will be
                                                            voted as specified. IF A VOTE IS NOT INDICATED ON THE
                                                            REVERSE SIDE OF THIS CARD, THE SHARES REPRESENTED BY THIS
                                                            PROXY WILL BE VOTED (I) FOR THE ELECTION OF THE NOMINEES
                                                            LISTED IN ITEM NO. 1 AS DIRECTORS OF THE COMPANY, (II) FOR
                                                            THE APPROVAL OF THE BOB EVANS FARMS, INC. 1998 STOCK OPTION
                                                            AND INCENTIVE PLAN, (III) AGAINST THE STOCKHOLDER PROPOSAL
                                                            REGARDING THE SALE OR MERGER OF THE COMPANY AND (IV) AGAINST
                                                            THE PROPOSAL TO DECLASSIFY THE COMPANY'S BOARD OF DIRECTORS.
                                                            If prior proxies have been submitted for the same shares
                                                            represented by this card, this proxy will replace earlier
                                                            proxies.

                                                            The undersigned hereby acknowledges receipt of the notice of the annual meeting of stockholders, dated Aug. 10, 1998, the enclosed proxy statement and the annual report of the
                                                            company for the fiscal year ended April 24, 1998.


                                                            ------------------------------------------------------------
                                                            Date

                                                            ------------------------------------------------------------


                                                            ------------------------------------------------------------
                                                            (Sign name exactly as it appears on the card.)


 Please fill in reverse side, sign above and return this proxy card in the enclosed envelope. When signing as attorney, executor, administrator, trustee or custodian, please give full title as such. If signer is a corporation, please sign the full corporate name by authorized officer. Joint owners should both sign. Also, please note any change of address on this proxy.

   BELOW IS YOUR PROXY CARD. PLEASE READ BOTH SIDES, VOTE, SIGN AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
   ----------------------------------------------------------------------------------------------------------------

                                                  BOB EVANS FARMS, INC.
                          PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPT. 14, 1998
                               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) of Bob Evans Farms, Inc. (the "company") identified on this card appoints Daniel E. Evans and Donald
J. Radkoski, and each of them, to attend the annual meeting of stockholders of the company to be held at the Shelter
House on the Bob Evans Farm in Rio Grande, Ohio, on Monday, Sept. 14, 1998, at 4 p.m., Eastern Daylight Time and to vote all of the shares of common stock which the stockholder(s) is entitled to vote at the annual meeting or any adjournment(s) thereof:

Your Board
Recommends     For    Against   Abstain
You Vote:

1. For all                                   1. Election of three class III directors to serve for terms of three years each:
   nominees                                     Daniel E. Evans, Michael J. Gasser and E.W. (Bill) Ingram III
                                                [ ] Vote for all nominees   [ ] Vote withheld for all nominees
                                                [ ] Vote for all nominees except  ___________________

2. For         [ ]       [ ]       [ ]       2. Approval of the Bob Evans Farms, Inc. 1998 Stock Option & Incentive Plan.

3. Against     [ ]       [ ]       [ ]       3. Adoption of the stockholder proposal regarding the sale or merger of the company.

4. Against     [ ]       [ ]       [ ]       4. Adoption of the stockholder proposal to declassify the company's board of directors.

                  In their discretion, the proxies are authorized to vote upon such other matters (none known at the time of solicitation of this proxy) as may properly come before the annual meeting or any adjournment(s) thereof.

                               (This proxy must be signed and dated on the reverse side.)